Exhibit 10.4
EXECUTION VERSION

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***]

DATED	30 May 2018

DENALI THERAPEUTICS INC. (1)
THE SELLERS (2)
and
SHAREHOLDER REPRESENTATIVE SERVICES LLC (as the Sellers’ Representative) (3)

__________________________________________________________________________
SHARE PURCHASE AGREEMENT
relating to the entire issued share capital of
F-STAR GAMMA LIMITED
___________________________________________________________________________

COOLEY (UK) LLP, DASHWOOD, 69 OLD BROAD STREET, LONDON EC2M 1QS, UK
T: +44 (0) 20 7583 4055 F: +44 (0) 20 7785 9355 WWW.COOLEY.COM

CONFIDENTIAL

CONTENTS

1.	INTERPRETATION	5
2.	SALE AND PURCHASE	17
3.	CONSIDERATION	18
4.	POST COMPLETION ADJUSTMENTS	21
5.	COMPLETION	22
6.	ESCROW ACCOUNT	24
7.	SELLER WARRANTIES AND INDEMNITY	26
8.	LIMITATIONS TO THE SELLERS’ LIABILITY	27
9.	BUYER’S WARRANTIES	27
10.	POST COMPLETION MATTERS	28
11.	BUYER GUARANTEE	30
12.	SELLERS’ REPRESENTATIVE	31
13.	PAYMENTS	36
14.	ANNOUNCEMENTS	37
15.	CONFIDENTIALITY	37
16.	COSTS	38
17.	GENERAL	39
18.	ENTIRE AGREEMENT	39
19.	ASSIGNMENT	40
20.	NOTICES	41
21.	COUNTERPARTS	42
22.	GOVERNING LAW	42
23.	DISPUTE RESOLUTION	43
24.	PROCESS AGENTS	44
25.	CONFLICT WAIVER	44

CONFIDENTIAL	2

Agreed Form Documents

1.	Disclosure Letter

2.	Escrow Agreement

3.	Loan Notes Instrument

4.	Press Release

CONFIDENTIAL	3

THIS SHARE PURCHASE AGREEMENT is executed and delivered as a DEED on 30 May 2018

BETWEEN:

(1)    THE PERSONS, whose names and addresses are set out in Schedule 1 (the “Sellers”);
(2)    DENALI THERAPEUTICS INC., a corporation organised and existing under the laws of the State of Delaware, United States, having its principal place of business at 201 Gateway Boulevard, South San Francisco, California, United States (the “Buyer”); and
(3)    SHAREHOLDER REPRESENTATIVE SERVICES LLC, a Colorado limited liability company and which is a party to this Agreement solely in its capacity as representative of the Sellers (the “Sellers’ Representative”).
WHEREAS:

(A)	The Company is a private limited liability company incorporated under the laws of England and Wales and engaged in the delivery of therapeutics across the blood brain barrier.

(B)
As at the date of this Agreement, the Sellers own the Shares that constitute the entire issued share capital of the Company. The Sellers have agreed to sell to the Buyer, and the Buyer has agreed to purchase and accept, the Shares on the terms of this Agreement.

IT IS AGREED as follows:

CONFIDENTIAL	4

1.	INTERPRETATION

1.1.	Definitions
In this Agreement:

“Accepted Fcab Target”	is defined in Schedule 5 (Contingent Consideration);
“Accounting Policies”	means the accounting policies and procedures set out in Part C of Schedule 4 (Accounting Policies);
“Accounts”
means the Company’s individual accounts (as that term is used in sections 394 and 395 of the Companies Act) and cash flow statement for the financial year ended on the Last Accounting Date, the auditors’ report on those accounts, the directors’ report for that year and the notes to those accounts;

“Actual Net Cash”	has the meaning given to it in Schedule 4.
“ADR”	has the meaning given to it in clause 23.2;
“Affiliate”
means, with respect to a party, any Person that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by or is under common control with such Party. For purposes of this definition, “control” and, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise; or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a Person (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity). The parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management or policies of such entity. “Affiliates” shall be construed accordingly;

“Business Day”	means a day (other than a Saturday or Sunday) on which banks generally are open for business in London, UK;
“Business Warranty”	means [***];
“Business Warranty Claim”	means a claim by the Buyer for breach of a Business Warranty;

CONFIDENTIAL	5
*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

“Buyer’s Account”	means the bank account notified by the Buyer to the Sellers’ Representative from time to time;
“Buyer’s Group”	means the Buyer and the Buyer’s Group Undertakings;
“Buyer’s Group Undertaking”
means the Buyer or an undertaking which is a subsidiary undertaking or parent undertaking of the Buyer or a subsidiary undertaking of a parent undertaking of the Buyer and, for the avoidance of doubt, includes the Company from Completion, and “Buyer’s Group Undertakings” shall be construed accordingly;

“Cash”	means the aggregate of all cash held by the Company immediately following Completion, but excluding the Pass Through Amount;
“Cash Sellers”	means each of the Sellers other than the Loan Note Sellers;
“Claim”
means any Business Warranty Claim, Tax Warranty Claim, Special Indemnity Claim (including any Fraud Claim), Warrantor Fundamental Warranty Claim and/or Fundamental Warranty Claim, and “Claims” means any two or more of them;

“Company”
means F-star Gamma Limited, a private limited company incorporated under the laws of England and Wales under company number 10214672, having its registered office at Eddeva B920, Babraham Research Campus, Cambridge CB22 3AT;

“Company Confidential Information”
means any Information or data relating to any Fcab or mAb2 Product, any Exploitation of any Fcab or mAb2 Product, any Know-How with respect thereto developed by or on behalf of Company or its Affiliates, or the scientific, regulatory or business affairs or other activities of the Company;

“Completion”	means completion of the sale and transfer of the Shares to the Buyer in accordance with the terms of this Agreement;
“Completion Accounts”	means the Draft Completion Accounts which have been agreed or determined in accordance with Part A of Schedule 4 (Preparation of Completion Accounts);
“Completion Date”	means the date on which Completion occurs;
“Contingent Consideration”	has the meaning given to it in paragraph 1 of Part A of Schedule 5 (Contingent Consideration);
“Contingent Consideration Loan Notes”
means the loan notes which may become issuable by the Buyer to certain of the Sellers following Completion pursuant to clause 3.5 and/or paragraph 2.3 of Schedule 5 (Contingent Consideration), to be constituted by the Loan Notes Instrument;

“control”	has the meaning given to it in section 1124 of the Corporation Tax Act 2010 and “controlling” shall be construed accordingly;

CONFIDENTIAL	6

“Declared Distributions”	means all dividends and other distributions resolved or declared to be paid or made, by the Company in respect of the Shares by reference to a record date which falls on or before Completion;
“Defaulting Party”	has the meaning given to it in clause 5.4;
[***]	has the meaning given to it in the definition of “Initial Amount”;
“Denali Fcab Notice”	has the meaning given to it in the License Agreement;
[***]	has the meaning given to it in the definition of “Initial Amount”;
“Determination Date”	means the date on which the Completion Accounts are agreed or determined in accordance with the provisions of Part A of Schedule 4 (Preparation of Completion Accounts);
“Develop” or “Development”	has the meaning given to it in the License Agreement;
“Disclosure Documents”	means the documents attached to the Disclosure Letter;
“Disclosure Letter”
means the letter from the Warrantors to the Buyer in relation to the Warranties and including the Disclosure Documents having the same date as this Agreement, the receipt of which has been acknowledged by the Buyer;

“Dispute”	has the meaning given to it in clause 23.1;
“Disputed Business Warranty Claim”	means any Business Warranty Claim that is not yet a Settled Business Warranty Claim, and “Disputed Business Warranty Claims” shall be construed accordingly;
“Draft Completion Accounts”
means a statement of assets and liabilities for the Company as at the Effective Time, in the form and with the line items set out in Part B of Schedule 4 (Completion Accounts) and which has been prepared in accordance with Part A of Schedule 4 (Preparation of Completion Accounts);

“Effective Time”	means 5 p.m. (London time) on the Completion Date;
“Encumbrance”
means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, third-party right or interest, other encumbrance or security interest of any kind, or another type of preferential arrangement (including a title transfer or retention arrangement) having similar effect, including any such right or interest arising at Completion or otherwise in connection with this Agreement, and “Encumbrances” shall be construed accordingly;

“Escrow Account”
means the separately designated interest bearing US dollar deposit account with SunTrust Bank opened by the Escrow Agent and operated in accordance with the Escrow Agreement into which payment of the Escrow Amount will be made by the Buyer at Completion;

CONFIDENTIAL	7
*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

“Escrow Agent”	means SunTrust Bank to be appointed pursuant to the Escrow Agreement;
“Escrow Agreement”	means the agreement in the agreed form between the Buyer, the Sellers’ Representative and the Escrow Agent in relation to the Escrow Account;
“Escrow Amount”	means [***];
“Estimated Net Cash”
means such amount in US dollars as is notified in writing by the Sellers to the Buyer no later than 10 Business Days prior to the Completion Date that is the good faith estimate by the Sellers of the Net Cash as at the Effective Time;

“Exercise Notice”	has the meaning given to it in the Option Agreement;
“Exploitation”	has the meaning given to it in the License Agreement;
“F-star”
means F-star Biotechnology Limited, a private limited company incorporated under the laws of England and Wales under company number 08067987, having its registered office at Eddeva B920, Babraham Research Campus, Cambridge CB22 3AT;

“F-star GmbH”	means F-star Biotechnologische Forschungs-und entwicklungsges.m.b.h, a limited liability company incorporated under the laws of the Republic of Austria;
“Fairly Disclosed”	has the meaning given to it in clause 7.5;
“Fcab Delivery”	is defined in Schedule 5 (Contingent Consideration);
“Fraud Claim”	means a claim in respect of fraud, wilful misconduct or wilful concealment by any of Warrantors (individually or on behalf of the Company) prior to Completion;
“Fundamental Warranty”	Means [***] and “Fundamental Warranties” means [***];
“Fundamental Warranty Claim”	means a claim by the Buyer for breach of a Fundamental Warranty;
“Gamma IP License”	means that certain license agreement between the Company and F-star dated 24 August 2016;
“Gamma Service Agreement”	means that certain services agreement between the Company and F-star dated 24 August 2016;
“Guaranteed Obligations”
means all present and future payment obligations and liabilities of the Company due, owing or incurred under clause 7.5.2 of the Gamma IP License to F-star (including, without limitation, under any amendment, supplement or restatement of the Gamma IP License; provided such amendment, supplement or restatement shall not increase the obligations of the Buyer without the express consent of the Buyer);

“HMRC”	means HM Revenue & Customs;

CONFIDENTIAL	8
*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

“Indebtedness”
means the aggregate amount (expressed as a positive number) immediately following Completion of the following:
a)    the principal and accrued interest on any outstanding borrowing or indebtedness in the nature of borrowing incurred by the Company including, without limitation, bank debt, loans, overdrafts, guarantees of indebtedness, letters of credit (which are secured by a third party), any loan notes or bonds, any other interest bearing and/or secured lending or credit liabilities provided by third parties to the Company and any early repayment, prepayment, or break costs, fees or penalties in respect of any such items and any legal costs and expenses in connection with the release of security in relation to any such borrowings;
b)    all deferred indebtedness of the Company for the payment of the purchase price of property or assets purchased or services rendered (other than up to [***] of trade payables and other current liabilities incurred in the ordinary course of business);
c)    all obligations of the Company to pay rent or other payment amounts under any lease up to and including the Completion Date;
d)    reimbursement obligations of the Company with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of the Company and that are outstanding as at the Completion Date;
e)    all obligations under any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement to which the Company is a party and which was entered into for the purpose of limiting or managing interest rate risks,
f)    all obligations secured by any Encumbrance existing on property owned by the Company;

CONFIDENTIAL	9
*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

g)    all premiums, penalties, fees, expenses, breakage costs and change of control payments required to be paid or offered in respect of any of the foregoing clauses (b) through (e) as a result of the consummation of the transactions contemplated by this Agreement or in connection with any lender consent;
h)    all guaranties, endorsements, assumptions and other contingent obligations of the Company in respect of, or to purchase or to otherwise acquire, any of the obligations and other matters of the kind described in any of the clauses (a) through (g) appertaining to third parties; and
i)    all liabilities for Taxes incurred by the Company up to, but not paid by, Completion;

“Information”
means all knowledge of a technical, scientific, business and other nature, including know-how, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, regulatory data, and other biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols, reagents (e.g., plasmids, proteins, cell lines, assays and compounds) and biological methodology; in each case (whether or not confidential, proprietary, patented or patentable, of commercial advantage or not) in written, electronic or any other form now known or hereafter developed;

“Initial Amount”
means, where the Buyer serves an Exercise Notice on the Sellers’ Representative and the Company in accordance with the Option Agreement:
a)    on a date prior to both [***];
b)    on a date that is [***];
c)    on a date that is [***]; or
d)    after the time period in paragraph (c) above of this definition, [***];

CONFIDENTIAL	10
*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

“Intellectual Property
means all intellectual property rights, whether registered or not, including pending applications for registration of such rights and the right to apply for registration or extension of such rights including patents, petty patents, utility models, design patents, designs, copyright (including moral rights and neighbouring rights), database rights, rights in integrated circuits and other sui generis rights, trade marks, trading names, company names, service marks, logos, the get-up of products and packaging and other signs used in trade, internet domain names, Know How and any rights of the same or similar effect or nature as any of the foregoing anywhere in the world;

“Know How”
means any and all data, inventions, methods, proprietary information, processes, trade secrets, techniques and technology, whether patentable or not but which are not generally known, including discoveries, formulae, materials (including chemicals), biological materials (including expression constructs, nucleic acid sequences, amino acid sequences, and cell lines), practices, test data (including pharmacological, toxicological, pre-clinical and clinical information and test data), analytical and quality control data (including drug stability data), manufacturing technology and data (including formulation data), and sales forecasts, data and descriptions;

“Last Accounting Date”	means 31 December of the financial year on which the Company’s last audited financial statements and accounts were last required to be filed with the UK Registrar of Companies;
“License Agreement”	means that certain license and collaboration agreement among the Buyer, the Company, F-star GmbH and F-star, dated 24 August 2016;
“Loan Note Escrow Account”
means the separately designated interest bearing US dollar deposit account with SunTrust Bank opened by the Escrow Agent and operated in accordance with the Escrow Agreement into which payment of such amounts as required by clause 3.6 will be made by the Buyer;

“Loan Note Sellers”	each of the Sellers in Schedule 1 marked with an asterisk (*);
“Loan Notes Instrument”	means the loan notes instrument to be issued by the Buyer in the agreed form;
“Management Accounts”
means the unaudited monthly management accounts of the Company in respect of the period starting on the day after the Last Accounting Date and ending on the last day of the calendar month preceding the date of this Agreement for which such accounts have been prepared;

“Material Contract”	has the meaning given to it in clause 7.1.1 of Schedule 7;

CONFIDENTIAL	11

“Maximum Contingent Consideration”
means:
a)    in the event of a [***], provided that if an Initial Payment True Up Event subsequently occurs, then the Maximum Contingent Consideration will be [***];
b)    in the event of a [***], provided that if an Initial Payment True Up Event subsequently occurs, then the Maximum Contingent Consideration will be [***];
c)    in the event of a [***]; or
d)    in the event of a [***];

“Net Cash”	means an amount (which may be a positive or a negative number) equal to the Cash less the Indebtedness, less Transaction Costs and less Declared Distributions;
“Non-defaulting Party”	has the meaning given to it in clause 5.4;
“Notice”	has the meaning given to it in clause 20.1;
“Option Agreement”	means that certain option agreement related to the entire issued share capital of the Company among Buyer, the Company, the Sellers, and the Sellers’ Representative, dated 24 August 2016;
“Pass Through Amount”
means amounts payable by the Company to F-star pursuant to (i) clause 7.5.2 of the Gamma IP License that have been received by the Company from the Buyer pursuant to the License Agreement but not paid to F-star as of the Completion Date;

“Payments Administrator”	means Acquiom Clearinghouse LLC, a Delaware limited liability company;
“Payment Date”	has the meaning given to it in paragraph 1 of Part A of Schedule 5 (Contingent Consideration);
“Person”
means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government;

[***]	has the meaning given to it in the definition of “Initial Amount”;
[***]	has the meaning given to it in the definition of “Initial Amount”;
“Preliminary Determination Proceeding”	has the meaning given to it in paragraph 11.2 of Schedule 8 (Limitations on Sellers’ Liability);
“Press Release”	means a press release regarding Completion in a form agreed between the Buyer and the Sellers;
“Proportion of Initial Consideration”	has the meaning given to it in clause 3.9;
“Release Date”	means the date which is [***] from Completion;

CONFIDENTIAL	12
*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

“Relevant Shares”	means, in relation to each Seller, the number and class of Shares held as at Completion set out adjacent to that Seller’s name in columns B and C of Schedule 1 (The Sellers);
“Relief”	means any loss, relief, exemption, allowance, deduction, credit or set-off in respect of Tax or relevant to the computation of Tax and any right to repayment of Tax;
“Sellers’ Majority”
means such of the Sellers who, immediately prior to Completion, together held not less than a majority in number of the Shares (as determined by reference to the Shares set out adjacent to each relevant Seller’s name in column B of Schedule 1 (The Sellers));

“Set Off Claim”	has the meaning given to it in paragraph 11.2 of Schedule 8 (Limitations on Sellers’ Liability);
“Set Off Dispute Notice”	has the meaning given to it in paragraph 11.2 of Schedule 8 (Limitations on Sellers’ Liability);
“Set Off Notice”	has the meaning given to it in paragraph 11.2 of Schedule 8 (Limitations on Sellers’ Liability);
“Settled Business Warranty Claim”
means a Business Warranty Claim or part of a Business Warranty Claim the quantum of which is:
a)    agreed in writing between the Buyer and the Sellers’ Representative;
b)    determined by [***] court of competent jurisdiction; or
c)    determined pursuant to the procedures set forth in clause 23.3;

“Settled Claim”
means a Settled Business Warranty Claim, or a Special Indemnity Claim, Fundamental Warranty Claim, or Warrantor Fundamental Warranty Claim (or part thereof), the quantum of which is:
a)    agreed in writing between the Buyer and the Sellers’ Representative;
b)    determined by [***] court of competent jurisdiction; or
c)    determined pursuant to the procedures set forth in clause 23.3;

“Shareholders’ Agreement”	means the shareholders’ agreement between the Shareholders and the Company dated 24 August 2016;
“Shareholder Arrangements”
means any advisory, contractual or commercial arrangements relating to the Company (including the existing shareholders agreement relating to the Company) to which any or all of the Sellers and/or any of their Affiliates are a party (excluding any employment agreement or consultancy agreement between those Sellers who are employees or consultants and the Company);

“Shares”	means all of the issued ordinary shares in the capital of the Company from time to time;

CONFIDENTIAL	13
*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

“Shortfall”	has the meaning given to it in clause 5.1(a);
[***]	has the meaning given to it in clause 6.3;
“Special Indemnity Claim”	means a claim in respect of any of the Special Indemnity Matters and “Special Indemnity Claims” shall be construed accordingly;
“Special Indemnity Matter”	means [***] and “Special Indemnity Matters” means [***];
“Tax”, “Taxes” or “Taxation”
means all forms of taxation, duties and withholdings in respect of taxation imposed in the United Kingdom or elsewhere (including National Insurance contributions) and all interest, penalties, charges and fines in respect of any of them;

“Tax Authority”
means HMRC and any other authority, body or official (whether in the United Kingdom or elsewhere) competent to assess, demand, impose, administer or collect Tax or make any decision or ruling on any matter relating to Tax;

“Tax Warranty”	means [***] and “Tax Warranties” means [***];
“Tax Warranty Claim”	means a claim in respect of any breach of any of the Tax Warranties;
“Third Party”	has the meaning given to it in the License Agreement;
“Total Consideration”	has the meaning given to it in clause 3.1;
“Total Contingent Consideration”	has the meaning given to it in paragraph 1 of Part A of Schedule 5 (Contingent Consideration);
“Transaction Costs”
means all third party fees, costs, expenses, payments, and expenditures incurred by the Company in connection with the transactions contemplated by this Agreement whether or not billed or accrued (including any fees, costs expenses, payments, and expenditures of legal counsel and accountants, the maximum amount of fees costs, expenses, payments, and expenditures payable to financial advisors, investment bankers and brokers of the Company notwithstanding any contingencies for earnouts, escrows, etc., and any such fees, costs, expenses, payments, and expenditures incurred by the Sellers paid for or to be paid for by the Company);

“Transaction Documents”	means this Agreement, the Option Agreement, the License Agreement, the Gamma IP License, the Loan Note Instrument, the Disclosure Letter, the Escrow Agreement and the Gamma Service Agreement;
“Upfront Consideration”	has the meaning given to it in clause 3.2;
“Warrantor Fundamental Warranties”	means [***];
“Warrantor Fundamental Warranty Claim”	means a claim by the Buyer for breach of a Warrantor Fundamental Warranty;

CONFIDENTIAL	14
*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

“Warrantors”
means [***], save that if any such person ceases to be employed or otherwise engaged by F-star GmbH (or any of its Affiliates) in a management position or ceases to own (legally or beneficially) Shares then they shall cease to be a Warrantor and shall be replaced as a Warrantor by the person then performing the role of [***], or, in any case, by such person as the Company, acting reasonably, may nominate in writing provided that such person owns Shares (legally or beneficially), performs a senior management role in the Company and the Buyer consents to the appointment, such consent not to be unreasonably withheld, conditioned or delayed, and a “Warrantor” means any one of them; and

“Warranty”	means [***] and “Warranties” means [***].

1.2.	Clause, Schedule and paragraph headings shall not affect the interpretation of this Agreement.

1.3.	References to clauses and Schedules are to the clauses and Schedules of this Agreement and references to paragraphs are to paragraphs of the relevant Schedule.

1.4.	The Schedules form part of this agreement and shall have effect as if set out in full in the body of this Agreement. Any reference to this agreement includes the Schedules.

1.5.
A “subsidiary” or “holding company” is to be construed in accordance with section 1159 (and Schedule 6) of the Companies Act and a “subsidiary undertaking” or “parent undertaking” is to be construed in accordance with section 1162 (and Schedule 7) of the Companies Act;

1.6.	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).

1.7.	A reference to a party shall include that party’s personal representatives, successors and permitted assigns.

CONFIDENTIAL	15
*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

1.8.	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.9.	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.10.	A reference to writing or written includes fax and e-mail (unless otherwise expressly provided in this Agreement).

1.11.
The ejusdem generis principle of construction shall not apply to this Agreement. Accordingly, any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms. Where the context permits, other and otherwise are illustrative and shall not limit the sense of the words preceding them.

1.12.	A reference to a document in this Agreement in the agreed form is to a document agreed by the parties and initialled by them or on their behalf for identification purposes.

1.13.
Where any obligation in this Agreement is expressed to be undertaken or assumed by any party, that obligation is to be construed as requiring the party concerned to exercise all rights and powers of control over the affairs of any other person which it is able to exercise (whether directly or indirectly) in order to secure performance of the obligation.

1.14.
References to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any other legal concept shall, in respect of any jurisdiction other than England, be deemed to include the legal concept which most nearly approximates in that jurisdiction to the English legal term.

1.15.	A reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time.

1.16.	References to “US$” or “$” are references to US dollars, legal tender in the United States, and references to “GBP” or “£” are references to pounds sterling, legal tender in the United Kingdom.

CONFIDENTIAL	16

2.	SALE AND PURCHASE

2.1.
Each Seller severally agrees to sell or procure the sale to the Buyer, and the Buyer agrees to buy, all of such Seller’s Relevant Shares together with all rights attaching to those Relevant Shares at Completion, free from any Encumbrance and with full title guarantee.

2.2.
Each Seller severally waives all rights of pre-emption, rights of first refusal and any other similar rights or other restrictions on transfer conferred on that Seller by the Company’s articles of association or otherwise over any of the Relevant Shares.

2.3.	The Buyer shall be responsible for the payment of all stamp duty (and, if applicable, stamp duty reserve tax) on this Agreement and the transfers in respect of the Shares at Completion.

2.4.
In the event that the Buyer becomes aware that it or the Escrow Agent will have an obligation to deduct or withhold an amount for or on account of Taxes from any payment made under this Agreement, it shall notify the Sellers’ Representative in writing as soon as reasonably practicable and the parties shall use their reasonable endeavours to do, to the extent within their power and authority, all such acts and things and to sign all such documents as will enable them to take advantage of any applicable double taxation agreement, treaty or domestic exemption which may apply to eliminate or reduce withholding Taxes and otherwise provide the Sellers such assistance as is reasonably required to obtain a refund of the withheld or similar Taxes, or obtain a credit with respect to such Taxes. In the event there is no applicable double taxation agreement, treaty or domestic exemption or if an applicable double taxation agreement, treaty or domestic exemption reduces but does not eliminate such withholding or similar Tax, the Buyer or Escrow Agent shall deduct the amount paid from the amount due to the respective Seller or Sellers, remit such withholding or similar Tax to the appropriate Tax Authority and secure and send to the respective Seller or Sellers reasonable evidence of the payment of such withholding or similar Tax. In the event that any Taxes are required by applicable Tax law to be withheld or deducted for or on account of Tax from any payments made under this Agreement, any Taxes so withheld and deducted from any payment by the Buyer or the Escrow Agent and paid over to the appropriate Tax Authority shall be treated as paid to the Sellers under this Agreement.

CONFIDENTIAL	17

3.	CONSIDERATION

3.1.	The purchase price for the Shares shall be an amount equal to:

(a)	the Upfront Consideration; and

(b)	any Contingent Consideration,
(collectively, the “Total Consideration”).
Upfront Consideration

3.2.	The aggregate consideration payable by the Buyer to the Sellers for the Shares pursuant to this Agreement on the Completion Date shall be:

(a)	the Initial Amount; plus

(b)	the Estimated Net Cash,
(the amount set out in clause 3.2(a) plus the amount set out in clause 3.2(b) being the “Initial Consideration”), as increased by the amount to be paid by the Buyer or, as the case may be, decreased by the amount to be paid by the Sellers, pursuant to clause 4.1 (the total sum being referred to as the “Upfront Consideration).

3.3.	At Completion, the Buyer shall pay:

(a)	an amount in cash equal to the Initial Consideration less the Escrow Amount, by transfer of funds for same day value to the Payments Administrator in accordance with clause 13.1; and

(b)	the Escrow Amount into the Escrow Account by transfer of funds for same day value.

3.4.	The parties agree to comply with their respective obligations under Part A of Schedule 4 (Preparation of Completion Accounts).
Contingent Consideration

3.5.
If any of the Milestone Events set forth in Schedule 5 (Contingent Consideration) are achieved, the Buyer will make the corresponding Milestone Payment to the Payments Administrator for further distribution to the Sellers on or prior to the Payment Date. Any Contingent Consideration payable to the Sellers shall be allocated between the Sellers with regard to their respective Proportion of Initial Consideration or as otherwise notified to the Buyer in writing by the Sellers’ Representative at least five (5) Business Days prior to a Payment Date and shall be satisfied:

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(a)
in respect of the Loan Note Sellers, by the issue by the Buyer of the Contingent Consideration Loan Notes to each of the Loan Note Sellers equal, in principal amount, to the relevant Contingent Consideration due to such Loan Note Sellers; and

(b)	in respect of the Cash Sellers, by paying the relevant Contingent Consideration due to each of the Cash Sellers to the Payments Administrator in accordance with clause 13 on a Payment Date.

3.6.
Simultaneously with the issue by the Buyer of any Contingent Consideration Loan Notes to the Loan Note Sellers in accordance with clause 3.5(a), the Buyer shall transfer to the Loan Note Escrow Account an amount equal to the total aggregate principal amount of such Contingent Consideration Loan Notes, which amount (together with any interest accrued thereon) shall be released by the Escrow Agent to the Loan Note Sellers within five (5) Business Days following redemption of such Contingent Consideration Loan Notes in accordance with the Loan Note Instrument. The Escrow Agent may withdraw from the Loan Note Escrow Account an amount equal to any Tax on the interest earned in respect of money held in the Loan Note Escrow Account for which it is liable.

3.7.	The Total Contingent Consideration shall not under any circumstances exceed the Maximum Contingent Consideration.

3.8.	The Buyer shall (and shall procure that all relevant Buyer’s Group Undertakings shall) comply with the provisions of Schedule 5 (Contingent Consideration).

3.9.	The proportion of the Initial Consideration, to which each Seller is entitled is set against his name in column D of Schedule 1 (The Sellers) (each, a “Proportion of Initial Consideration”).
Consideration Generally

3.10.
Each Seller agrees to the allocation of the Total Consideration as provided for in this Agreement (including any allocation notified to the Buyer by the Sellers’ Representative pursuant to clause 3.5) and waives any claim or dispute regarding the apportionment of the proceeds from the sale of his Shares provided it is made in accordance with this Agreement. Following any payment to the Payments Administrator in accordance with this Agreement, the Buyer shall be under no obligation to see that any such amounts are divided and paid to each Seller (or any other person).

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3.11.
If, after Completion, any Seller is in or comes into possession of any amounts attributable to any other Seller then as soon as reasonably practicable following any request by the Seller which has the right to such amounts, the relevant Seller shall use all reasonable endeavours to ensure that the person in possession of that relevant amount does or causes to be done all such things as the Seller entitled to such amount may from time to time reasonably require, in order to transfer possession of such relevant amount to the owner.

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4.	POST COMPLETION ADJUSTMENTS

4.1.	If the amount of the Actual Net Cash:

(a)	is less than the amount of the Estimated Net Cash, then, subject to clause 5.3, the Sellers shall pay the Buyer an amount equal to the amount of such shortfall (the “Shortfall”); or

(b)	exceeds the amount of the Estimated Net Cash, the Buyer shall pay the Sellers an amount equal to the amount of such excess, in either case, together with an amount equal to interest on such sum calculated on a daily basis at a rate of [***] from (and including) the Completion Date to (but excluding) the date of actual payment, in accordance with the provisions of clauses 4.2 and 4.3.

4.2.
Payments made by the Buyer pursuant to clause 4.1(b) shall be made by transfer of funds for same day value (to the Payments Administrator in accordance with clause 13.1), within two (2) Business Days of the Determination Date without set off, deduction or withholding (except as required by law or by this Agreement).

4.3.
If an amount is payable by the Sellers pursuant to clause 4.1(a), such amount shall be paid from the Escrow Account to the Buyer when the Buyer and the Sellers’ Representative within two (2) Business Days of the Determination Date jointly instruct the Escrow Agent in writing to make such payment out of amounts standing to the credit of the Escrow Account to the Buyer’s Account in accordance with clause 13.2.

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*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

5.	COMPLETION

5.1.	Completion shall take place at the offices of the Seller’s Solicitors immediately following the execution of this Agreement.

5.2.	At Completion each Seller and the Buyer shall do all those things respectively required of each of them in Schedule 3 (Completion Requirements).

5.3.	Neither the Sellers nor the Buyer are obliged to complete this Agreement unless:

(a)	all of the Sellers (in the case of the Buyer) or the Buyer (in the case of the Sellers) comply with all its/their obligations under this clause 5 and Schedule 3 (Completion Requirements); and

(b)	subject to the provisions of clause 7 of the Option Agreement, the purchase of all the Shares under this Agreement is completed simultaneously.

5.4.
If Completion does not take place immediately following the execution of this Agreement because the Buyer or any Seller (the “Defaulting Party”) fails to comply with any of its obligations under this clause 5 and Schedule 3 (Completion Requirements) (whether such failure amounts to a repudiatory breach or not) (a “Material Default”), the Buyer (if the Defaulting Party is a Seller) or the Company (if the Defaulting Party is the Buyer) (the “Non-defaulting Party”) may by notice to the Defaulting Party:

(a)	proceed to Completion to the extent reasonably practicable (without limiting its rights under this Agreement);

(b)	postpone Completion to such date as the Non-defaulting Party may specify; or

(c)
terminate this Agreement by notice in writing to the Defaulting Party (a “Termination Notice”) save that the Non-defaulting Party shall have five (5) Business Days from receipt of the Termination Notice to remedy such Material Default (provided, however, that no such cure period shall be available or applicable to any such Material Default which by its nature cannot be cured). In the event that the Material Default is capable of being remedied but is not so remedied within the requisite time period, this Agreement shall terminate upon expiry of the period of five (5) Business Days without further action by either party. If the Material Default is remedied within the requisite time, the Termination Notice shall lapse and Completion shall be deemed to have been postponed until such date as the Non-defaulting Party may determine.

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5.5.
If the Non-defaulting Party postpones Completion to another date in accordance with clause 5.4(b), or if Completion is deemed to have been postponed to another date in accordance with clause 5.4(c), the provisions of this Agreement apply as if that other date is the Completion Date.

5.6.
If the Non-defaulting Party terminates this Agreement pursuant to clause 5.4(c), each party’s further rights and obligations cease immediately on termination, but termination does not affect a party’s accrued rights and obligations at the date of termination.

5.7.
The parties agree that except in the case of fraud, wilful misconduct or wilful concealment on behalf of the Sellers or the Buyer, rescission shall not be available as a remedy for any breach of this Agreement.

5.8.	Nothing in this clause 5 shall prevent a Non-defaulting Party from exercising remedies available to it under applicable law.

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6.	ESCROW ACCOUNT

6.1.
Each party agrees that the money in the Escrow Account shall only be used in accordance with the provisions set out in clause 4, this clause 6, paragraph 5 of Part A of Schedule 4 (Preparation of Completion Accounts) and the Escrow Agreement.

6.2.	Each party shall ensure that all rights to the Escrow Account remain free from any Encumbrance, set off or counterclaim except as referred to in this clause 6.

6.3.
The liability of any Warrantor in respect of [***] shall be limited by the amount of money standing to the credit of the Escrow Account from time to time and the sole remedy of the Buyer under this Agreement in respect of a [***] shall be the release of any such amount to the Buyer from the Escrow Account.

6.4.
A [***] must be satisfied out of and deducted from the money in the Escrow Account in accordance with this clause 6 and a Shortfall must be first satisfied out of and deducted from the money in the Escrow Account in accordance with this clause 6. In addition, in the event of [***].

6.5.
To the extent that liability for [***] is to be satisfied from the Escrow Account, each Warrantor shall be [***] liable to the Buyer for such liability up to the availability of any amount standing to the credit of the Escrow Account from time to time irrespective of the amount (if any) contributed to the Escrow Account by such Warrantor.

6.6.	No Warrantor shall have any liability to any other Seller in respect of any liability satisfied from the Escrow Account.

6.7.	Clauses 6.3 and 6.6 shall not apply so as to limit the liability of any Warrantor in respect of any fraud by such Warrantor or any remedy available to any other Seller or the Buyer in respect thereof.

6.8.
Interest accruing from time to time on the balance of money standing to the credit of the Escrow Account shall be added to the money standing to the credit of the Escrow Account and shall form part of it for the purposes of this clause 6.

6.9.
All of the costs (including reasonable legal costs) and expenses (together with any applicable VAT), in each case, of any nature whatsoever, of the Escrow Agent in relation to the Escrow Account and the Escrow Agreement shall be deemed to be Transaction Costs.

6.10.	The Escrow Agent may withdraw from the Escrow Account an amount equal to any Tax on the interest earned in respect of money held in the Escrow Account for which it is liable.

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*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

6.11.
On the Release Date, the money then standing to the credit of the Escrow Account less the total of the then outstanding Disputed Business Warranty Claims and less any amount that has not yet been paid in accordance with clause 4 or paragraph 5 of Part A of Schedule 4 (Preparation of Completion Accounts) shall be paid to the Payments Administrator in accordance with clause 13.1. After that date, to the extent that the money standing to the credit of the Escrow Account from time to time exceeds the total of the then outstanding Disputed Business Warranty Claims and any amount that has not yet been paid in accordance with clause 4 or paragraph 5 of Part A of Schedule 4 (Preparation of Completion Accounts), that money shall be paid to the Payments Administrator in accordance with clause 13.1.

6.12.
If the Sellers or the Buyer are entitled to money from the Escrow Account under clauses 6.4 or 6.11, the Sellers’ Representative and the Buyer shall within five (5) Business Days of the date on which the entitlement arises jointly instruct the Escrow Agent in writing to release the money to the Payments Administrator in accordance with clause 13.1 or the Buyer, as the case may be, together with an amount (less any Tax and other amount the Escrow Agent is legally required to deduct from that amount) equal to the interest actually accrued on such sum calculated for the period from (and including) the date of this Agreement to (but excluding) the date of payment.

6.13.	All payments made to the Buyer by the Escrow Agent under this clause 6 shall be made gross and without deduction or withholding of any kind other than any deduction or withholding required by law.

6.14.	The amount, if any, of the Escrow Amount which is paid to the Buyer pursuant to clause 4.2 or this clause 6 shall be treated as a reduction in the Total Consideration.

6.15.
The Sellers agree between themselves that any amounts released to the Payments Administrator for further distribution to the Sellers from the Escrow Account shall be apportioned between them by reference to their respective contribution initially made to the Escrow Amount (as set out in column F of the table in Schedule 1 (The Sellers).

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7.	SELLER WARRANTIES AND INDEMNITY

7.1.
Each Seller (i) [***] warrants [***] to the Buyer in the terms of the Fundamental Warranties at Completion and, subject to clause 7.4, the Tax Warranties at Completion; and (ii) subject to the limitations set forth in Schedule 8 (Limitations on the Sellers’ Liability) agrees [***], and on a pro rata basis in accordance with each Seller’s Proportion of Initial Consideration, to indemnify the Buyer against any losses, costs, claims, liabilities, damages, demands and expenses arising out of any Special Indemnity Matter save where such losses, costs, claims, liabilities, damages, demands and/or expenses are a result of any action or omission by or on behalf of the Buyer (or any Buyer’s Group Undertaking) or due to the Buyer’s (or any Buyer’s Group Undertaking’s) gross negligence, wilful misconduct or wilful concealment.

7.2.	Each Warrantor [***] warrants [***] to the Buyer in the terms of the Warrantor Fundamental Warranties at Completion.

7.3.	Subject to clause 7.4, each Warrantor [***] warrants to the Buyer on the terms of the Business Warranties at Completion.

7.4.	[***]. For the avoidance of doubt, [***].

7.5.	[***].

7.6.
Where [***] is qualified by the expression “so far as the Warrantors are aware” or “to the best of the knowledge, information and belief of the Warrantors” or qualified by any similar expression, each Warrantor shall be deemed only to have knowledge of anything of which [***].

7.7.
Each Seller agrees and undertakes to the Buyer and to each person referred to in this clause 7.7 that, except in the case of fraud, it will not make any claim against the Company or any director, officer or employee of the Company on whom it may have relied before agreeing any term of this Agreement or any of the transaction contemplated by this Agreement which it may have in respect of a misrepresentation, inaccuracy or omission in or from information or advice provided by any such person for the purpose of assisting any such Seller to make a representation, give a Warranty or prepare the Disclosure Letter (as applicable). After Completion, the Company or any director, officer or employee of the Company may enforce the terms of this clause 7.7 subject to and in accordance with [***].

7.8.	[***].

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*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

8.	LIMITATIONS TO THE SELLERS’ LIABILITY

8.1.
Each Seller’s liability for [***] and each Warrantor’s liability for [***] shall be limited or excluded, as the case may be, as set out in clause 7 and Schedule 8 (Limitations on the Sellers’ Liability).

8.2.	Except as stated in this Agreement, the Buyer shall not be restricted from including as part of any Claim any losses, costs, claims, liabilities, damages, demands and/or expenses [***].

9.	BUYER’S WARRANTIES
The Buyer warrants to each Seller as at Completion that:

9.1.
it is a company duly incorporated and validly existing in the State of Delaware, United States and has the right, power and authority to execute, deliver and perform its obligations under this Agreement and any other Transactional Document to be executed by it;

9.2.
the Buyer’s obligations under this Agreement and any other Transactional Documents to be executed by the Buyer are, or when the relevant document is executed will be, enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles;

9.3.
the execution, delivery and performance by the Buyer of this Agreement and each Transactional Document to be executed by it will not breach any provision of the certificate of incorporation or bylaws of the Buyer or breach any applicable laws or regulations, or any orders, judgements or decrees which the Buyer is bound by or result in a breach of or constitute a default under any instrument, contract or agreement to which the Buyer is a party or by which the Buyer is bound and which, in each case, is material in the context of the transactions contemplated by this Agreement and any of the Transactional Documents; and

9.4.	it has available on an unconditional basis (subject only to Completion) the necessary resources to meet its obligations under this Agreement, other than payment of the Contingent Consideration.

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*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

10.	POST COMPLETION MATTERS

10.1.
Each Seller agrees in respect only of itself that the Seller shall, for so long as the Seller remains the registered holder of any of the Relevant Shares after Completion, hold those Relevant Shares with all rights and benefits attaching or accruing to them on or after the date of this Agreement as bare trustee for the Buyer absolutely.

10.2.
For a period of [***] after Completion each Seller hereby irrevocably undertakes to the Buyer pending registration by the Company of the transfer of the Seller’s Relevant Shares to the Buyer, to exercise any votes attaching to any of the Seller’s Relevant Shares or sign any consent to short notice of a general meeting (or written resolution in lieu thereof) as the Buyer may reasonably direct.

10.3.
Each Seller acting severally shall execute and shall procure the execution of, all documents and deeds and/or do or procure the doing of, all acts and things that the Buyer reasonably requires after Completion to vest in the Buyer legal title to and the full benefit of the Relevant Shares held by such Seller.

10.4.	Subject to clause 10.5, each of the Sellers (for itself and for and on behalf of each of its Affiliates) hereby irrevocably agrees that, with effect from and conditional upon Completion:

(a)	the Shareholder Arrangements are hereby terminated;

(b)
any and all rights of any Seller and/or any of its Affiliates and any and all obligations of the Company under, pursuant to or in connection with the Shareholder Arrangements, along with any other claim or demand of any Seller or any of its Affiliates against the Company, which are subsisting or outstanding at the date of this Agreement are expressly waived and released, including any and all such rights and obligations, claims and demands which may have accrued in respect of any period prior to Completion; and

(c)
any and all other debts or liabilities (whether actual, contingent or prospective and including any interest thereon) of the Company to any Seller under, pursuant to or in connection with the Shareholder Arrangements or otherwise which are subsisting or outstanding at the date of this Agreement are expressly waived, released and discharged.

10.5.
Each Seller shall ensure that at Completion there will be no amounts owing by the Company to such Seller in respect of itself and its Affiliates only, other than by way of accrued but unpaid salary or consultancy fees or unreimbursed expenses incurred in the ordinary course of business consistent with past practice owed to employees or consultants of the Company.

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*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

10.6.	The Buyer shall, within 20 Business Days of Completion, procure that the name of the Company is changed to such name as the Buyer may decide provided that it does not include the word “F-star”.

10.7.
The Buyer intends to make an election under Section 338(g) of the United States Internal Revenue Code of 1986, as amended (the “IRC”) (and any corresponding election under state and local Tax law) with respect to the purchase of the Shares under this Agreement (collectively, the “Section 338 Election”).  The Buyer may make the Section 338 Election in its sole discretion; provided, however, that the Sellers shall not be liable in respect of a Tax Warranty Claim for any liability of the Company for Taxes arising directly or indirectly from the Section 338 Election and the Buyer shall indemnify the Sellers and the Company on an after-Tax basis against any Tax liability, losses and all reasonable costs and expenses of the Sellers or the Company which arise directly or indirectly as a result of the Section 338 Election being made excluding any Tax liability, losses or costs and expenses that would have not have arisen had all of the Tax Warranties made by the Company and Sellers been true, correct and complete. In addition, in the case of any Seller, the calculation of any increase in Tax liability of such Seller resulting from the Section 338 Election shall be made assuming (a) that such Seller and any of its direct or indirect owners has made a timely and valid election under Section 1295 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder to treat its shares in the Company as a “qualified electing fund” within the meaning of Section 1295 effective with the first day of such Seller’s holding period in the Company’s shares and (b) that the Company is not, and has not at any time during the five (5) taxable years preceding the Completion Date, been a “controlled foreign corporation” within the meaning of Section 957 of the IRC. For clarify, Purchaser shall not be required under this Section 10.7 to indemnify the Company or any Seller for any Tax liability that would not have arisen had a Seller (or its direct or indirect owners) elected to treat the Company as a qualified electing fund and/or had the Company not been a controlled foreign corporation, as described in the previous sentence.

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11.	BUYER GUARANTEE

11.1.
Following Completion, the Buyer guarantees to F-star, whenever the Company does not pay any of the Guaranteed Obligations when due, to pay within 5 Business Days following receipt of written demand from F-star, the Guaranteed Obligations.

11.2.
Following Completion, the Buyer as principal obligor and as a separate and independent obligation and liability from its obligations and liabilities under clause 11.1 agrees to indemnify and keep indemnified F-star in full and on written demand from and against all and any losses, costs, claims, liabilities, damages, demands and expenses suffered or incurred by F-star arising directly out of the Guaranteed Obligations not being recoverable for any reason or any failure of the Company to pay any of its obligations or liabilities in respect of the Guaranteed Obligations.

11.3.	This guarantee is and shall cover the ultimate balance from time to time owing to F-star by the Company in respect of the Guaranteed Obligations.

11.4.	The liability of the Buyer under this clause 11 shall not be terminated by:

(a)	any intermediate payment, settlement of account or discharge in part of the Guaranteed Obligations;

(b)
any variation, extension, discharge, compromise, dealing with, exchange or renewal of any right or remedy which F-star may now or after the date of this guarantee have from or against any of the Company and any other person in connection with the Guaranteed Obligations;

(c)	any amendment, variation, novation, replacement or supplement of or to any of the Guaranteed Obligations;

(d)	any grant of time, indulgence, waiver or concession to the Company or any other person;

(e)
any insolvency, bankruptcy, liquidation, administration, winding up, incapacity, limitation, disability, the discharge by operation of law, or any change in the constitution, name or style of the Company, F-star, or any other person;

(f)	any claim or enforcement of payment from the Company or any other person; or

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(g)
any act or omission which would not have discharged or affected the liability of the Buyer had it been a principal debtor instead of a guarantor, or indemnifier or by anything done or omitted by any person which, but for this provision, might operate to exonerate or discharge the Buyer or otherwise reduce or extinguish its liability under this guarantee.

11.5.
Any release, discharge or settlement between the Buyer and F-star in relation to this guarantee shall be conditional on no right, disposition or payment to F-star by the Buyer, the Company or any other person in respect of the Guaranteed Obligations being avoided, set aside or ordered to be refunded under any enactment or law relating to breach of duty by any person, bankruptcy, liquidation, administration, protection from creditors generally or insolvency or for any other reason.

11.6.
If any right, disposition or payment referred to in clause 11.5 is avoided, set aside or ordered to be refunded, F-star shall be entitled subsequently to enforce this guarantee against the Buyer as if such release, discharge or settlement had not occurred and any such right, security, disposition or payment had not been given or made.

11.7.	F-star shall be entitled to enforce this clause 11 against the Buyer as if it were a party to this Agreement.

12.	SELLERS’ REPRESENTATIVE

12.1.
Each Seller hereby irrevocably and unconditionally appoints the Sellers’ Representative as sole representative agent and attorney-in-fact to act on such Seller’s behalf for all purposes relating to this Agreement after Completion and each agreement and document ancillary thereto, including for the purposes of:

(a)	accepting and giving notices on behalf of such Seller;

(b)	making elections and granting any consent or approval on behalf of such Seller under this Agreement;

(c)	approving and executing any document on behalf of such Seller to give effect to the release of any money then standing to the credit of the Escrow Account;

(d)
defending, negotiating, compromising, settling and releasing on behalf of such Seller any rights and claims (including legal proceedings) which the Buyer may threaten or pursue in respect of any breach of, or right under, this Agreement or any other Transactional Document;

(e)	confirming the allocation between the Sellers of the Contingent Consideration to be made under this Agreement;

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(f)
enforcing, negotiating, compromising, settling and releasing on behalf of such Seller any rights and claims (including legal proceedings and ADR) which he may have, threaten or pursue against the Buyer (or any other person) in respect of any breach of, or right under, this Agreement or any other Transactional Document or any Dispute;

(g)
consent or agree to any amendment to this Agreement or to waive any terms and conditions of this Agreement providing rights or benefits to the Sellers (other than with respect to the payment of the Total Consideration) in accordance with the terms hereof and in the manner provided herein;

(h)	taking any and all actions that may be necessary or desirable in connection with the payment by the Sellers of the costs and expenses incurred under this Agreement; and

(i)
generally taking any and all other actions and doing any and all other things provided in or contemplated by this Agreement and each agreement and document ancillary thereto to be performed by such Seller or the Sellers’ Representative.

12.2.
Each Seller hereby irrevocably (by way of security for the performance of his obligations under this Agreement) appoints the Sellers’ Representative as its agent with full authority on his behalf and in the Seller’s name, as applicable, or otherwise, to do all acts and to execute and deliver such documents or deeds as are required by law or as may, in the reasonable opinion of the Sellers’ Representative, be required or convenient to give effect to the matters described in clause 12.1.

12.3.
The Sellers’ Representative shall act in good faith in accordance with what the Sellers’ Representative believes to be the best interests of the Sellers when exercising any power or authority conferred on under this clause 12.

12.4.
Save in the event of fraud, any action undertaken or omitted by the Sellers’ Representative with the written approval of a Sellers’ Majority shall be conclusively deemed to be in accordance with the requirements of clause 12.3 provided that, for the avoidance of doubt, such approval shall not be necessary.

12.5.
The Sellers’ Representative may resign at any time. The Sellers’ Representative may consult with any Seller to the extent a claim is threatened or pursued by the Buyer in respect of any breach of, or right under, this Agreement or any other Transactional Document and which specifically concerns any actual or alleged act or default of that Seller.

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12.6.
The Sellers may, by written notice signed by a Sellers Majority (a “Change Of Sellers’ Representative Notice”), replace a resigning Sellers’ Representative or remove an incumbent Sellers’ Representative from such position and appoint another person to act as Sellers’ Representative in substitution thereof (a “New Sellers’ Representative”). A Change Of Sellers’ Representative Notice shall be effective only once a copy thereof has been served on both the incumbent Sellers’ Representative and the Buyer.

12.7.
A New Sellers’ Representative so appointed shall, with effect from the time of its appointment, execute a deed of adherence in favour of the Sellers and the Buyer pursuant to which it shall agree to adhere to, and be bound by, this Agreement as though named herein as the Sellers’ Representative and the parties agree that such substitute New Sellers’ Representative shall be conferred the rights, power and authorities (including as set out in this clause 12) of the Sellers’ Representative as set out in this Agreement and entitled to directly enforce the same (notwithstanding that it may not have initially been a signatory hereto). A copy of such deed of adherence shall be delivered to the Buyer at the same time as the Change Of Sellers’ Representative Notice is served thereon under clause 12.6.

12.8.
If at any time a New Sellers’ Representative is appointed in accordance with clause 12.6, if required by the Buyer, the Sellers’ Representative hereby undertakes to do all such things as may be necessary to novate the Escrow Agreement from the previous Sellers’ Representative to the New Sellers’ Representative.

12.9.
Any action taken or any exercise of powers under this Agreement by the Sellers’ Representative or any New Sellers’ Representative shall be binding on each Seller for the purposes of this Agreement, shall be deemed to be done by each Seller, and the Buyer shall be entitled to assume that any action taken by the Sellers’ Representative or any New Sellers’ Representative whose appointment has been notified in accordance with this clause 14 is binding on all of the Sellers and the parties shall be entitled to rely on the same. The Buyer shall not be required to make further enquiries in respect thereof. The Buyer shall have no obligation to monitor or supervise the Sellers’ Representative or any New Sellers’ Representative. The Buyer shall not be liable to any of the Sellers for any action taken or omitted to be taken by the Sellers’ Representative or any New Sellers’ Representative.

12.10.
All costs (including legal costs) and expenses (including Tax), in each case, of any nature whatsoever, of the Sellers’ Representative shall be borne by the Sellers in the proportions set out in column D of the table in Schedule 1 (The Sellers).

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12.11.
The Sellers’ Representative shall have no liability or obligation to take any action on behalf of any Seller under the powers and authorities conferred on the Sellers’ Representative by this Agreement where such action may result in the Sellers’ Representative incurring any cost, expense or liability unless the Sellers’ Representative is satisfied with any arrangements made by (or on behalf of) the Sellers for the satisfaction or re-imbursement of such costs, expenses and liabilities.

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12.12.
Upon Completion, and subject to receipt by the Sellers’ Representative of the cash sum provided for in clause 3.3(a), the Sellers’ Representative will retain an amount of [***] from such sum (the “Expense Fund”), which will be used for the purposes of paying directly, or reimbursing the Sellers’ Representative for, any third party expenses pursuant to this Agreement and the transactions contemplated hereby. The Sellers will not receive any interest or earnings on the Expense Fund and irrevocably transfer and assign to the Sellers’ Representative any ownership right that they may otherwise have had in any such interest or earnings. The Sellers’ Representative will not be liable for any loss of principal of the Expense Fund other than as a result of its gross negligence or wilful misconduct. The Sellers’ Representative will hold these funds separate from its corporate funds in a segregated client account, will not use these funds for its operating expenses or any other corporate purposes and will not voluntarily make these funds available to its creditors in the event of bankruptcy. As soon as practicable following the completion of the Sellers’ Representative’s responsibilities, the Sellers’ Representative will distribute the balance of the Expense Fund to the Payments Administrator for further distribution to the Sellers. For tax purposes, the Expense Fund shall be treated as having been received and voluntarily set aside by the Sellers at the time of Completion. The parties agree that the Sellers’ Representative is not responsible for any tax withholding or reporting or acting as a withholding agent or in any similar capacity in connection with the Expense Fund.

12.13.
The Sellers’ Representative will incur no liability of any kind with respect to any action or omission by the Sellers’ Representative in connection with Sellers’ Representative’s services pursuant to this Agreement and any agreements ancillary hereto, except in the event of liability directly resulting from the Sellers’ Representative’s gross negligence or wilful misconduct. The Sellers’ Representative shall not be liable to any Seller as a result of any action or omission that is taken (or not taken) in good faith pursuant to the advice of external legal counsel in the proper performance of its obligations under this Agreement. The Sellers will, severally and not jointly, on a pro rata basis equal to the portion of Total Consideration each such Seller is entitled to receive pursuant to this Agreement compared to the aggregate Total Consideration entitled to be received by all Sellers, indemnify, defend and hold harmless the Sellers’ Representative from and against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively, “Representative Losses”) arising out of or in connection with the Sellers’ Representative’s execution and performance of this Agreement and any agreements ancillary hereto, in each case as such Representative Loss is suffered or incurred; provided, that in the event that any such Representative Loss is finally adjudicated to have been directly caused by the gross negligence or wilful misconduct of the Sellers’ Representative, the Sellers’ Representative will reimburse the Sellers the amount

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*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

of such Representative Loss to the extent attributable to such gross negligence or wilful misconduct. If not paid directly to the Sellers’ Representative by the Sellers, any such indemnified Representative Losses may be recovered by the Sellers’ Representative from (i) the funds in the Expense Fund, (ii) the amounts in the Escrow Amount at such time as remaining amounts would otherwise be distributable to the Sellers, and (iii) from any Milestone Payments at such time as any such amounts would otherwise be distributable to the Sellers; provided, that while this section allows the Sellers’ Representative to be paid from the Expense Fund, the Escrow Amount and the Milestone Payments, this does not relieve the Sellers from their obligation to promptly pay such Representative Losses as they are suffered or incurred, nor does it prevent the Sellers’ Representative from seeking any remedies available to it at law or otherwise. In no event will the Sellers’ Representative be required to advance its own funds on behalf of the Sellers or otherwise. For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, the limitations on liability of the Sellers set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provide to the Sellers’ Representative under this clause 12.13. The Sellers acknowledge and agree that the foregoing indemnities will survive the resignation or removal of the Sellers’ Representative or the termination of this Agreement.

13.	PAYMENTS

13.1.
Payments to be made to the Sellers under this Agreement shall be made in US dollars by telegraphic transfer of immediately available funds to such account controlled by the Payments Administrator as may be notified by the Payments Administrator or the Sellers’ Representative in writing to the Buyer.

13.2.
Payments to be made to the Buyer under this Agreement shall be made in US dollars by telegraphic transfer of immediately available funds to such account as may be notified in writing by the Buyer to the Payments Administrator.

13.3.
The payment of any sum to the Buyer by or on behalf of any of the Sellers will discharge the obligations of the Sellers to pay the sum in question and the Sellers shall not be concerned to see the application of the monies so paid.

13.4.
The payment of any sum to the Payments Administrator by or on behalf of the Buyer will discharge the obligations of the Buyer to pay the sum in question and the Buyer shall not be concerned to see the application of the monies so paid.

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14.	ANNOUNCEMENTS

14.1.
Subject to clause 14.2, no party (the “disclosing party”) may, before or after Completion, make or issue a public announcement or press release concerning the transactions referred to in this Agreement other than the Press Release unless it has first obtained the written consent of the Sellers (prior to Completion, if the disclosing party is the Buyer) or the Sellers’ Representative (after Completion, if the disclosing party is the Buyer), or of the Buyer (if the disclosing party is a Seller) (in either case, the “other party”), which consent may not be unreasonably withheld or delayed.

14.2.
Clause 14.1 does not apply to a public announcement or press release required by law, by a rule of a listing authority by which a party’s shares are listed, a stock exchange on which a party’s shares are listed or traded or by a governmental authority or other authority with relevant powers to which either party is subject or submits, whether or not the requirement has the force of law, provided that the public announcement, communication or circular shall so far as is practicable be made after consultation with the other party and after taking into account the reasonable requirements of the other party as to its timing, content and manner of making or despatch.

15.	CONFIDENTIALITY

15.1.	Subject to clause 15.4, each party shall treat the following information as confidential to the extent obtained as a result of or in connection with entering into this Agreement:

(a)	details of the provisions of this Agreement, the Transactional Documents and any other agreement or arrangement entered into in connection with this Agreement;

(b)
information relating to the negotiations leading to the execution of this Agreement, the Transactional Documents and any other agreement or arrangement entered into in connection with this Agreement; and

(c)	(to the extent obtained as a result of or in connection with entering into this Agreement) information relating to the other party or such party’s group undertakings, provided that the parties shall always be permitted to confirm that the transaction effected by this Agreement has taken place without providing any further information.

15.2.	Any party may disclose information otherwise required by clause 15.1 to be treated as confidential:

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(a)
if and to the extent required by the laws of any relevant jurisdiction, provided that the disclosing party shall, where it is practicable to do so and where permitted under applicable law, notify the other party of such disclosure in writing and take reasonable steps to minimize the extent of any such required disclosure;

(b)
if and to the extent requested by any competent regulatory or governmental body, Tax Authority or securities exchange in any relevant jurisdiction wherever situated, whether or not the request has the force of law and including for the avoidance of doubt, any disclosure required by US accounting regulations;

(c)	to a Tax Authority in connection with the Tax affairs of the disclosing party;

(d)	to its professional advisers, auditors or bankers from time to time provided that such disclosure is reasonably required;

(e)	to its shareholders and/or its limited partners as appropriate;

(f)	in the case of the Buyer, to members of the Buyer’s Group and to their professional advisers, auditors or bankers in each case from time to time;

(g)	if and to the extent the information is or comes into the public domain through no fault of that part of any of those to whom that party has disclosed information; or

(h)	if and to the extent, in the case of a Seller, the Buyer or, in the case of the Buyer, the Sellers’ Representative, has given prior written consent to the disclosure.

15.3.
Each party shall ensure that any person to whom confidential information is disclosed pursuant to clauses 15.2(d) through 15.2(f) is made aware of the obligations of confidentiality contained in this clause and agrees to adhere to them.

15.4.
Notwithstanding anything in this Agreement to the contrary, following Completion, the Sellers’ Representative shall be permitted to: (i) after the public announcement (if any) of the transaction contemplated by this Agreement, publicly announce that it has been engaged to serve as the Sellers’ Representative in connection with the transaction as long as such announcement does not disclose any of the other terms hereof and (ii) disclose information to the Sellers who have a need to know such information provided that any such information will be subject to the confidentiality provisions of this Agreement including clause 15.1.

16.	COSTS
Except where this Agreement or the relevant document provides otherwise, each party shall pay its own costs relating to the negotiation, preparation, execution and performance by it of this Agreement and of each document referred to in it.

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17.	GENERAL

17.1.
A variation of this Agreement is valid only if it is in writing and signed by or on behalf of each party, provided that after Completion, any variation may be signed by the Sellers’ Representative on behalf of itself and the Sellers provided the Sellers’ Representative has the prior written approval of the Sellers Majority. The parties to this Agreement do not require the consent of any person having a right under the Contracts (Rights of Third Parties) Act 1999, as provided in clause 17.7, to rescind or vary this agreement.

17.2.
The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not impair or constitute a waiver of the right or remedy or an impairment of or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

17.3.	The Buyer’s rights and remedies contained in this Agreement are cumulative and not exclusive of rights or remedies provided by law to the extent not excluded or limited by this Agreement.

17.4.	Except to the extent that they have been performed and except where this Agreement provides otherwise, the obligations contained in this Agreement remain in force after Completion.

17.5.
Any payment by a Seller, pursuant to a Fundamental Warranty Claim, Special Indemnity Claim or Tax Warranty Claim or a Warrantor, pursuant to a Warrantor Fundamental Warranty Claim or a Business Warranty Claim shall, to the extent possible and without limiting the liability of any Seller or Warrantor (as the case may be) under this Agreement, be treated as a reduction in the purchase price payable by the Buyer for the Shares.

17.6.
All payments made by a Seller under this Agreement shall be made gross, free of right of counterclaim or set off and without deduction or withholding of any kind other than deductions or withholding required by law.

17.7.
Except as provided in clauses 10.7 and 11.7, a person who is not a party to this Agreement has no right, including under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

18.	ENTIRE AGREEMENT

18.1.
The Transactional Documents constitute the entire agreement between the parties. They supersede any previous agreements relating to the subject matter of the Transactional Documents, and set out the complete legal relationship of the parties arising from or connected with that subject matter.

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18.2.	Nothing in this clause 19 shall have the effect of limiting any liability arising from fraud or wilful non-disclosure.

19.	ASSIGNMENT

19.1.
Subject to clause 19.2, no right or obligation arising under this Agreement or any other Transactional Document may be assigned, transferred or otherwise disposed of, in whole or in part without the prior written agreement if the assignor is the Buyer, of the Sellers’ Representative, or if the assignor is a Seller, of the Buyer.

19.2.
The Buyer shall be entitled to assign any benefit arising under or out of this Agreement or any other Transactional Document to any Buyer’s Group Undertaking provided that the Buyer enters into a guarantee in a form reasonably satisfactory to the Sellers’ Representative and further provided that, if the assignee is to cease to be a Buyer’s Group Undertaking it shall, before ceasing to be so, assign the benefit (so far as it is assigned) to another Buyer’s Group Undertaking.

19.3.	The Buyer agrees that if it makes an assignment pursuant to this clause 19, the assignment shall not increase the liabilities of any Seller.

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20.	NOTICES

20.1.	A notice or other communication under or in connection with this Agreement (a “Notice”) shall be:

(a)	in writing;

(b)	in the English language; and

(c)
delivered personally or sent by first class post (and air mail if overseas) or fax or email to the party due to receive the Notice to the address set out in clause 20.3 or to an alternative address, person or fax number or email address specified by that party by not less than five Business Days’ written notice to the other party received before the Notice was despatched.

20.2.	Unless there is evidence that it was received earlier, a Notice is deemed given if:

(a)	delivered personally, when left at the address referred to in clause 20.3;

(b)	sent by mail, except air mail, two Business Days after posting it;

(c)	sent by air mail, six Business Days after posting it; and

(d)
sent by email, when the email is sent, provided that a copy of the Notice is sent by another method referred to in this clause 20.2 on the same Business Day as the sending of the email, and provided further that the sender of the email does not receive an automated response from the recipient or a mail server indicating that the recipient is out of office or that the email could not be delivered.

20.3.	The address referred to in clause 23.1.3 is:

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Name of Party	Address	Email address or telephone number	For the attention of

Each Seller	In relation to each Seller, the address set out adjacent to that Seller’s name in column A of Schedule 1 (The Sellers).

Seller's Representative	Shareholder Representative Services LLC 1614 15th Street, Suite 200, Denver, CO 80202, United States	deals@srsacquiom.com	Managing Director

The Buyer	201 Gateway Boulevard South San Francisco California United States	[***]	Nick Galli and Alexander Schuth

21.	COUNTERPARTS
This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original and all of which together evidence the same agreement.

22.	GOVERNING LAW
This Agreement or the performance, enforcement, breach or termination hereof shall be interpreted, governed by and construed in accordance with the laws of England, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

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*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

23.	DISPUTE RESOLUTION

23.1.
If a dispute arises between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith (a “Dispute”), it shall be resolved pursuant to this clause 23.

23.2.	General
Any Dispute shall first be referred to the Chief Executive Officer of the Buyer and the Sellers’ Representative, who shall confer in good faith on the resolution of the issue. Any final decision mutually agreed to by such persons shall be conclusive and binding on the parties to this Agreement. If such persons are not able to agree on the resolution of any such issue within thirty (30) days (or such other period of time as mutually agreed by the Buyer and the Seller’s Representative) after such issue was first referred to them, then either the Buyer or the Sellers’ Representative may, by written notice to the other, elect to initiate an alternative dispute resolution (“ADR”) proceeding pursuant to the procedures set forth in clause 23.3 for purposes of having the matter settled.

23.3.	ADR
Any ADR proceeding under this Agreement (with the exception of that specified in paragraph 11 of Schedule 8) shall take place pursuant to the procedures set forth in clause 15.7.3 of the License Agreement, save that references to “Denali” are references to the Buyer and references to the “Licensor” are references to the Sellers (or relevant Seller).

23.4.	Interim Relief
Notwithstanding anything herein to the contrary, nothing in this clause 23 shall preclude either party from seeking interim or provisional relief, including a temporary restraining order, preliminary injunction or other interim equitable relief concerning a Dispute following the ADR procedures set forth in clause 23.3, if necessary to protect the interests of such party. This clause shall be specifically enforceable.

23.5.	RIGHTS OF EACH PARTY/NON-WAIVER
The rights of each party under this Agreement:

(a)	may be exercised as often as necessary;

(b)	except as otherwise expressly provided in this Agreement, are cumulative and not exclusive of rights and remedies provided by law; and

(c)	may be waived only in writing and specifically.

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24.	PROCESS AGENTS
The Buyer irrevocably appoints [***] as its process agent to receive on its behalf service of process in any proceedings [***]. Service upon the process agent shall constitute good and valid service on the Buyer whether or not the process is forwarded to or received by the Buyer. If for any reason the process agent ceases to act as process agent, resigns [***], the Buyer irrevocably agrees to appoint a substitute process agent [***] acceptable to the Sellers’ Representative and to deliver to the Sellers’ Representative a copy of the substitute process agents’ acceptance of that appointment within 10 Business Days of the obligation to appoint arising. In the event that the Buyer fails to appoint a substitute process agent, it shall be effective service for the Sellers (or the Sellers’ Representative) to serve process upon the last known address [***] of the last known process agent for the Buyer notified to the Sellers, notwithstanding that such process agent is no longer found at such address or has ceased to act.

25.	CONFLICT WAIVER
Notwithstanding that the Company has been represented by Cooley (UK) LLP (the “Firm”) in the preparation, negotiation and execution of this Agreement and the transactions contemplated hereby, the Company agrees that after Completion the Firm may represent the Sellers’ Representative, the Sellers and/or their Affiliates in matters related to this Agreement and the transactions contemplated hereby, including without limitation in respect of any indemnification claims pursuant to this Agreement and the transactions contemplated hereby. The Company hereby acknowledges, on behalf of itself and its Affiliates, that it has had an opportunity to ask for and has obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation, and it hereby waives any conflict arising out of such future representation.
IT WITNESS whereof this Agreement has been entered into as a deed and is delivered on the date first aforementioned.

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*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

SCHEDULE 1
The Sellers

(A)	(B)	(C)	(D)	(E)	(F)
Name and Address of Seller	No. of Ordinary Shares	No. of Deferred Shares	Proportion of Initial Consideration (%)	Contribution to Expense Fund (US$)	Contribution to Escrow Account (%)
S.R. One Limited [***]	[***]	[***]	[***]	[***]	[***]
TVM Life Science Ventures VI GmbH & Co. [***]	[***]	[***]	[***]	[***]	[***]
TVM Life Science Ventures VI Limited Partnership [***]	[***]	[***]	[***]	[***]	[***]
Merck Ventures B.V. [***]	[***]	[***]	[***]	[***]	[***]
Coöperative AESCAP Venture I U.A. [***]	[***]	[***]	[***]	[***]	[***]
MP Healthcare Venture Management, Inc. [***]	[***]	[***]	[***]	[***]	[***]
Atlas Venture Fund VII, L.P. [***]	[***]	[***]	[***]	[***]	[***]
John Sørensen Haurum* [***]	[***]	[***]	[***]	[***]	[***]
Tolga Hassan* [***]	[***]	[***]	[***]	[***]	[***]
Jane Dancer* [***]	[***]	[***]	[***]	[***]	[***]
Mihriban Tuna* [***]	[***]	[***]	[***]	[***]	[***]
John Blodgett Edwards [***]	[***]	[***]	[***]	[***]	[***]
Jacqueline Doody [***]	[***]	[***]	[***]	[***]	[***]
Florian Ruker [***]	[***]	[***]	[***]	[***]	[***]
Gordana Wozniak-Knopp [***]	[***]	[***]	[***]	[***]	[***]
Neil Brewis* [***]	[***]	[***]	[***]	[***]	[***]
Mike Davies* [***]	[***]	[***]	[***]	[***]	[***]
[***]

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*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

SCHEDULE 2
Information about the Company

Registered Number:	10214672

Place of Incorporation:	England and Wales

Address of Registered Office:	Eddeva B920 Babraham Research Campus Cambridge CB22 3AT

Type of Company:	Private company limited by shares

Total Issued Share Capital:	£90.39625 comprising (i) 8,969,550 ordinary shares; and (ii) 70,075 deferred shares, in each case with an aggregate nominal value of £0.00001 with £0.00001 paid up on each share

Directors:	John Edwards Jean-Francois Formela Deborah Harland Tolga Hassan John Haurum Patrick Krol Florian Ruker Helmut Schuehsler

Secretary:	Tolga Hassan

Accounting Reference Date:	31 December

Subsidiaries:	None

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SCHEDULE 3
Completion Requirements

1.	Sellers’ Obligations

1.1.	At Completion, each Seller shall deliver the following documents or items to the Buyer or at the Buyer’s direction:

1.1.1.	duly executed transfer(s) in respect of that Seller’s Relevant Shares to the Buyer or its nominee(s) and the share certificate(s) for such Relevant Shares;

1.1.2.
duly executed powers of attorney or other authorities in the agreed form under which this Agreement, the other Transactional Documents and the transfers referred to in paragraph 1.1.1 of this Schedule 3 have been or are to be executed by such Seller; and

1.1.3.
(if the Buyer so requires) an irrevocable power of attorney in the agreed form duly executed by such Seller and any other registered owner of such Seller’s Relevant Shares in favour of the Buyer or its nominee(s) generally in respect of the Relevant Shares.

1.2.	At Completion the Sellers shall deliver, procure delivery or make available to the Buyer:

1.2.1.
each register, minute book and other book required by law to be kept by the Company made up to the Completion Date and each certificate of incorporation and certificate(s) of incorporation on change of name for the Company;

1.2.2.	(if the Buyer so requires) resignations in the agreed form from each director and secretary of the Company expressed to take effect from the end of the meeting held pursuant to paragraph 1.3;

1.2.3.	the Management Accounts;

1.2.4.	a copy of each bank mandate of the Company and copies of statements of each bank account of the Company made up to a date not earlier than two (2) Business Days before the Completion Date;

1.2.5.	a counterpart of the Escrow Agreement duly executed by the Sellers’ Representative; and

1.2.6.	the Disclosure Letter signed on behalf of each Warrantor.

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1.3.	The Sellers shall ensure that at Completion a meeting of the board of directors of the Company is held at which the directors:

1.3.1.	vote in favour of the registration of the Buyer or its nominee(s) as member(s) of the Company in respect of the Shares (subject to the production of properly stamped transfers); and

1.3.2.	approve the payment of the Transaction Costs.

2.	Buyer’s Obligations

2.1.	At Completion, the Buyer shall deliver to the Sellers:

2.1.1.	a counterpart of the Escrow Agreement duly executed by the Buyer; and

2.1.2.	a counterpart of the Disclosure Letter signed by the Buyer.

2.2.	At Completion, the Buyer shall procure that the Company shall pay the Transaction Costs to the extent not already paid.

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SCHEDULE 4
Completion Accounts
Part A: Preparation of Completion Accounts

1.	The Buyer shall procure that Draft Completion Accounts are prepared in accordance with the provisions of this Part A of Schedule 4 and on the basis of the Accounting Policies.

2.	The Draft Completion Accounts shall be delivered to the Sellers’ Representative by the Buyer as soon as is reasonably practicable and, in any event, not later than 90 calendar days after Completion.

3.
If the Sellers’ Representative does not within 30 calendar days of presentation to it of the Draft Completion Accounts give notice to the Buyer that it disagrees with the Draft Completion Accounts or any item therein, stating the reasons for the disagreement in reasonable detail including each disputed item, the amount in dispute and the basis for such dispute (the “Sellers’ Disagreement Notice”), the Draft Completion Accounts shall constitute the Completion Accounts and shall be final and binding on the parties for all purposes in accordance with paragraph 12 of this Part A of Schedule 4.

4.
If the Sellers’ Representative gives a Sellers’ Disagreement Notice under paragraph 3, the Buyer and the Sellers’ Representative shall attempt in good faith to reach agreement in respect thereof (and, if such agreement is reached, the Draft Completion Accounts as amended by the matters set out in the Sellers’ Disagreement Notice and agreed by the Buyer and the Sellers’ Representative in writing shall constitute the Completion Accounts and shall be final and binding on them for all purposes in accordance with paragraph 12 of this Part A of Schedule 4). If they are unable to do so within 30 calendar days of such notification under paragraph 3 of this Part A of Schedule 4, either party may, by notice to the other (an “Appointment Notice”), require that the Draft Completion Accounts be referred to an independent firm of internationally recognised chartered accountants agreed upon by the Buyer and the Sellers’ Representative or, failing agreement within five (5) Business Days of service of the Appointment Notice, nominated by the President for the time being of the Institute of Chartered Accountants in England and Wales or in his/her absence a suitable deputy (the “Reporting Accountants”).

5.
The Reporting Accountants shall be engaged jointly by the Buyer and the Sellers (acting through the Sellers’ Representative) and the charges (including any VAT) of the Reporting Accountants shall be allocated between the Buyer on the one hand and the Sellers (acting through the Sellers’ Representative) on the other by the Reporting Accountants in proportion

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to the extent either of such parties did not prevail in the aggregate on the disputed items (as measured by the amounts in dispute). If any amount is payable by the Sellers pursuant to this paragraph 5, such amount shall be paid from the Escrow Account when the Buyer and the Sellers’ Representative shall within three (3) Business Days following the date of such election or within five (5) Business Days of the Determination Date (whichever is later) jointly instruct the Escrow Agent in writing to make such payment out of amounts standing to the credit of the Escrow Account.

6.
Except to the extent that the Buyer and the Sellers’ Representative agree otherwise, the Reporting Accountants shall determine their own procedure but each party shall use all reasonable endeavours to procure that the Reporting Accountants apply the following rules:

6.1.	apart from procedural matters and as otherwise set out in this Agreement, they shall determine only:

6.1.1.
whether any of the arguments for an alteration to the Draft Completion Accounts put forward in respect of matters specified in the Sellers’ Disagreement Notice is correct in whole or in part (unless such matters have been agreed between the Sellers’ Representative and the Buyer); and

6.1.2.	if so, what alterations (if any) should be made to the Draft Completion Accounts;

6.2.	they shall apply the Accounting Policies;

6.3.	they shall make their determination pursuant to paragraph 6.1 of this Part A of Schedule 4 as soon as is reasonably practicable;

6.4.	the procedure of the Reporting Accountants shall:

6.4.1.	give the Buyer and the Sellers’ Representative a reasonable opportunity to make oral representations and representations in writing to them;

6.4.2.	require that each party supplies the other with a copy of any representations in writing at the same time as they are made to the Reporting Accountants; and

6.4.3.	permit each party to be present while oral submissions are being made by the other party;

6.5.	for the avoidance of doubt, the Reporting Accountants shall not be entitled to determine the scope of their own jurisdiction; and

6.6.	the determination of the Reporting Accountants pursuant to paragraph 6.1 of this Part A of Schedule 4 shall be made in writing.

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7.
The Reporting Accountants shall act as experts and not as arbitrators and their determination of any matter falling within their jurisdiction shall be final and binding on the parties, save in the event of fraud of the Buyer, any of the Sellers or the Reporting Accountants or manifest error of the Reporting Accountants (when the relevant part of their determination shall be void). In particular, without limitation, their determination shall be deemed to be incorporated into the Draft Completion Accounts, which shall then be final and binding on the parties for the purposes of this Schedule 4, save as stated above in the event of fraud or manifest error.

8.
The Buyer and the Sellers’ Representative shall co-operate with the Reporting Accountants and comply with their reasonable requests made in connection with the carrying out of their duties pursuant to their engagement under the terms of this Agreement.

9.
Subject to paragraph 10 of this Part A of Schedule 4, nothing in this Schedule 4 shall entitle the Buyer or the Sellers’ Representative or the Reporting Accountants to have access to any information or document which is protected by legal professional privilege, or which has been prepared by the other party or its accountants or other professional advisers with a view to assessing the merits of any claim or argument.

10.
The Buyer and the Sellers’ Representative shall not be entitled by reason of paragraph 9 of this Part A of Schedule 4 to refuse to supply such part or parts of documents as contain only the facts on which the relevant claim or argument is based.

11.
Each party and the Reporting Accountants shall, and shall procure that its accountants and other advisers shall, keep all information and documents provided to them pursuant to this Part A of Schedule 4 confidential and shall not use them for any purpose, except for disclosure or use in connection with the preparation of the Draft Completion Accounts and the agreement or determination of the Completion Accounts, the proceedings of the Reporting Accountants or any other matter arising out of this Agreement or in defending any claim or argument or alleged claim or argument relating to this Agreement or its subject matter.

12.
When the Sellers’ Representative and the Buyer reach agreement on the Draft Completion Accounts or when the Draft Completion Accounts is finally determined at any stage in accordance with the procedures set out in this Part A of Schedule 4:

12.1.
the Draft Completion Accounts as so agreed or determined shall constitute the Completion Accounts for the purposes of this Agreement and shall (in the absence of fraud or manifest error) be final and binding on the parties; and

12.2.	the “Actual Net Cash” shall be the amount set out in line item “E” in the Completion Accounts.

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13.
Subject to paragraph 9 of this Part A of Schedule 4 and clause 15 of the Agreement, each Seller shall (in relation to information in its possession or control only) and the Buyer shall procure that the Company shall (in relation to information in their respective possession or control), promptly provide the parties, their respective advisers, the Buyer’s accountants and the Sellers’ accountants and, if relevant, the Reporting Accountants with all information (in their respective possession or control) relating to the operations of the Company, as the case may be, including access at all reasonable times to the Company and the employees of the Company (who shall give such explanations as any party may reasonably require in relation to the preparation of the Draft Completion Accounts), books, records, and other relevant information and all cooperation and assistance, as in any such case be reasonably required to enable the production and agreement or determination of the Completion Accounts pursuant to and in accordance with this Part A of Schedule 4; provided however, that the auditors or accountants of the Buyer or the Company shall not be obliged to make any work papers available to any person unless and until such person has signed a customary agreement relating to access to such work papers in form and substance reasonably acceptable to the Buyer and such auditors or accountants.

14.
The Sellers (acting through the Seller’s Representative) and the Buyer shall each bear their own costs (including legal costs) and expenses (including tax) together with VAT charged thereon, arising out of the preparation and review of the Draft Completion Accounts and the agreement or determination of the Completion Accounts.

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Part B: Completion Accounts

[***]
[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

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*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

Part C: Accounting Policies

1.	General Accounting Policies

1.1.	The Completion Accounts shall be determined in accordance with the following:

(a)	first, in accordance with the [***];

(b)
secondly, and to the extent not covered by or inconsistent with paragraph 1.1(a) of this Part C of Schedule 4 (which shall prevail in the event of any inconsistency), on a basis consistent with [***]; and

(c)	thirdly, and to the extent not covered by or inconsistent with paragraphs 1.1(a) or 1.1(b) of this Part C of Schedule 4 (which shall prevail in the event of any inconsistency), [***].

1.2.	The parties acknowledge that the sole purpose of determining the Actual Net Cash is to determine the adjustments (if any) to be made to the Initial Consideration in accordance with clause 3.

1.3.
The provisions of this Part C of Schedule 4 and the line items comprising the Completion Accounts shall be interpreted so as to avoid double counting (whether positive or negative) of any items to be included in the Actual Net Cash.

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*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

Part D: Preparation of Management Accounts

1. ACCOUNTING POLICIES
a. PRESENTATION OF MANAGEMENT ACCOUNTS
CRITICAL ACCOUNTING JUDGMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY
In the application of the Company's accounting policies, management make judgments, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.
The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period of the revision and future periods if the revision affects both current and future periods.

b. OVERALL CONSIDERATIONS The principal accounting policies adopted in the preparation of the management accounts are set out below.
i. BASIS OF PREPARATION OF MANAGEMENT ACCOUNTS
These management accounts have been prepared in accordance with EU endorsed International Financial Reporting Standards (IFRS) and interpretations issued by the IFRS Interpretations Committee (IFRS IC) and the Companies Act 2006 applicable to companies reporting under IFRS. The management accounts have been prepared under the historical cost convention.

ii. GOING CONCERN
Management prepare management accounts on a going concern basis unless they intend to liquidate the business or to cease trading, or have no realistic alternative but to do so. In deciding whether the going concern basis is appropriate, the directors examine existing budgets and forecasts, assess borrowing requirements, and review other information as needed.

iii. NEW AND AMENDED STANDARDS ADOPTED BY THE COMPANY
In any period, new or amended standards and interpretations are considered for adoption. Other standards, amendments and interpretations which are effective for the period are considered where they material to the Company.

c. RECEIVABLES

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Receivables are recognised initially at fair value less provision for impairment. The Company provides an allowance for uncollectible accounts based on prior experience and management’s assessment of the collectability of existing specific accounts.

d.	CASH AND CASH EQUIVALENTS
Cash and cash equivalents comprises cash on hand and demand deposits, and other short‑term and highly liquid investments with original maturities of three months or less that are readily convertible to a known amount of cash and are subject to an insignificant risk of changes in value.

e. EQUITY AND RESERVES

Ordinary and preferred shares are classified as equity. Issued capital represents the nominal value of shares that have been issued. Retained earnings includes all current period retained profits and accumulated losses.

f.	TRADE PAYABLES
Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Trade and other payables are stated at cost, which approximates fair value due to the short term nature of these liabilities. Trade payables are classified as current liabilities if payment is due within one period or less. If not, they are presented as non-current liabilities.

g.	REVENUE RECOGNITION

Revenue is measured at the fair value of the consideration received or receivable and is stated net of value added taxes. Revenue is recognised when it is probable that future economic benefits will flow to the Company and those benefits can be measured reliably. Revenue on the sale of an asset (e.g. the outright sale or assignment of a licence) is only recognised when, inter alia, the significant risks and rewards of ownership have been transferred to the buyer and the Company does not retain either control of the goods, or continuing involvement, to the degree associated with ownership.
Where, as part of a licence agreement, services are performed by an indeterminate number of acts over a specified period of time, revenue for such services is recognised on a straight-line basis over the specified period unless there is evidence that some other method represents better the stage of completion.
h.    SHARE BASED PAYMENTS

A share option compensation charge is not recognised in the monthly management accounts.

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i.	TAXATION AND DEFERRED TAX
A tax credit or charge is not reflected in the monthly management accounts.
Deferred tax is not reflected in the monthly management accounts.

j.	FINANCIAL INSTRUMENTS

i. FINANCIAL ASSETS
All financial assets relate to trade and other receivables, which are stated at their recoverable amount, which approximates the fair value due to the short term nature of these assets.

ii. RISK MANAGEMENT POLICY
The Company undertakes transactions denominated in foreign currencies and as such is exposed to currency risk due to fluctuations in foreign exchange rates. The Company does not use derivative instruments to reduce exposure to foreign exchange risk.

iii. FINANCIAL LIABILITIES
Trade and other payables are stated at cost. This approximates fair value due to the short term nature of these liabilities.

k.	FOREIGN CURRENCY TRANSLATION
Foreign currency transactions are translated at the rates of exchange in effect at the dates of the transaction. Resulting foreign currency denominated monetary assets and liabilities are translated at the rates of exchange in effect at the balance sheet date. Gains and losses on foreign exchange are recognised in the income statement.

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SCHEDULE 5
Contingent Consideration
Part A: Contingent Consideration

1.	Definitions
In this Schedule 5, and where applicable, the remainder of this Agreement, the following definitions shall apply:
“Accepted Fcab Target” has the meaning given to it in the License Agreement, with respect to events and circumstances before Completion and has the meaning given to it in the Gamma IP License with respect to events and circumstances after Completion;
“Commercialisation” has the meaning given to it in the License Agreement;
“Commercially Reasonable Efforts” has the meaning given to it in the License Agreement;
“Conforming mAb2” means [***];
“Contingent Consideration” means any of the Milestone Payments;
“Default Notice” has the meaning given to it in paragraph 2.2 of this Part A of Schedule 5;
“Denali Fcab” has the meaning given to it in the License Agreement;
“EU Regulatory Milestone” means [***];
“European Union” or “E.U.” has the meaning given to it in the License Agreement and shall be deemed to include [***];
“Fcab Delivery” means, with respect to an Accepted Fcab Target, that an Fcab that specifically binds to such Accepted Fcab Target has achieved “Fcab Delivery” (as defined therein) under Section 4.3 or Section 9.11.1 of the License Agreement or Section 4.1.2 of the Gamma Services Agreement during the applicable Fcab Disclosure Period (as defined therein);

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*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

“First Commercial Sale” has the meaning given to it in the License Agreement, except that all references to Licensed Products in such definition will be read as references to mAb2 Products;
“Fcab” has the meaning given to it in the License Agreement;
“Fcab Disclosure Period” has the meaning given to it in Section 1.3.3 of that certain letter agreement between the Company, F-Star, F-Star GmbH and Buyer dated and entered into on or about May ___, 2018;
“GMP” has the meaning given to it in the License Agreement;
“Initial Milestone” has the meaning given to it in the table in Part B of this Schedule 5;
“Initial Payment True Up Event” means that [***];
“Joint Fcab” has the meaning given to it in the License Agreement;
“Licensor Fcab” has the meaning given to it in the License Agreement;
“mAb2 Product” means [***];
“Major EU Market” means [***].
“Milestone Event” means the relevant event as set out in column 1 of Part B of this Schedule 5, which shall trigger the relevant Milestone Payment. In addition:

a)	where [***], it shall be considered a “Milestone Event” in respect of which the Buyer will pay to the Sellers a one-time payment (which shall constitute a “Milestone Payment”) of [***];

b)	[intentionally left blank];

c)	[intentionally left blank]; and

d)	[***];

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*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

“Milestone Payment” means, with respect to a Milestone Event:

a)	if [***], a payment equal to [***] of the “Maximum Milestone Payment” amount set out column 2 of Part B of this Schedule 5 in the row corresponding to the applicable Milestone Event; and

b)	if [***], a payment equal to [***] of the “Maximum Milestone Payment” amount set out column 2 of Part B of this Schedule 5 in the row corresponding to the applicable Milestone Event;
In no event will more than one Milestone Payment be made for a given Milestone Event, regardless of how many mAb2 Products achieve such Milestone Event, except that [***], then a second Milestone Payment shall become due with respect to such Milestone Event, in an amount equal to [***] of the “Maximum Milestone Payment” amount set out column 2 of Part B of this Schedule 5 in the row corresponding to the applicable Milestone Event. For clarity, under no circumstances will the total Milestone Payments that the Buyer becomes obligated to make in respect to a given Milestone Event exceed the “Maximum Milestone Payment” amount set out column 2 of Part B of this Schedule 5 in the row corresponding to the applicable Milestone Event;
“Net Sales” means, with respect to a mAb2 Product for any period, the total amount billed or invoices on sales of such mAb2 Product during such period by the Buyer, its Affiliates or sublicensees, calculated in accordance with the definition of “Net Sales” used in the License Agreement, and reading all references to Licensed Products in such definition as references to mAb2 Products;
“Non-conforming mAb2” means a mAb2 Product that is not a Conforming mAb2;
“Payment Date” means the date which is 90 calendar days after any date on which a Milestone Payment is triggered;
“Regulatory Approval” has the meaning given to it in the License Agreement;
“Relevant Period” means the period from Completion until [***];

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*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

“Remaining Amount” means the aggregate Contingent Consideration payable pursuant to [***] minus the aggregate Contingent Consideration actually paid by the Buyer pursuant to [***] prior to the date of delivery of a Default Notice;
“Risk-Adjusted Remaining Amount” means [***];
“Total Contingent Consideration” means the aggregate of the Milestone Payments; and
“US Regulatory Milestone” means [***].

2.	Conduct of business during Relevant Period
Commercially Reasonable Efforts

2.1.
The Buyer shall during the Relevant Period use Commercially Reasonable Efforts to achieve both of the EU Regulatory Milestone and the US Regulatory Milestone.  The Sellers acknowledge and agree that, in addition to the foregoing:

(a)
the Buyer shall be deemed to have satisfied its obligations under this paragraph 2.1 of Schedule 5 so long as the Buyer is using Commercially Reasonable Efforts to advance [***] toward achievement of the [***];

(b)	the Buyer shall have the right to satisfy its diligence obligations under this paragraph 2.1 of Schedule 5 through its Affiliates or Sublicensees; and

(c)	nothing in this paragraph 2.1 of Schedule 5 is intended, or shall be construed, to require the Buyer to Develop:

(i)	[***]; or

(ii)	[***]

2.2.
If at any time the Sellers have a reasonable basis to believe that the Buyer is in material breach of its obligations under paragraph 2.1 of Schedule 5 and such material breach has continued for a period of at least [***] (a “Continuing Material Breach”), then the Sellers shall cause the Sellers’ Representative to deliver written notice (the “Default Notice”) of such Continuing Material Breach to the Buyer and, if the Buyer fails to remedy such Continuing Material Breach within 60 days of receipt of the Default Notice, then the provisions of paragraph 2.3 shall apply.

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*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

2.3.
If the Buyer is in Continuing Material Breach of its obligations under paragraph 2.1 and following receipt of a Default Notice fails to remedy such Continuing Material Breach within the time period set out in paragraph 2.2, then the Sellers’ Representative may, by written notice to the Buyer, elect to initiate an ADR proceeding pursuant to the procedures set forth in clause 23.3, and the arbitrators for such ADR proceeding shall be instructed and required to conduct a proceeding for the sole purposes of [***]. In the event [***] the Buyer is in Continuing Material Breach of its obligations under paragraph 2.1, the Buyer shall pay to the Sellers [***] the Risk-Adjusted Remaining Amount.

2.4.	Any amount to be paid by the Buyer pursuant to paragraph 2.3:

(a)	to the Cash Sellers, shall be paid by transfer of the relevant funds for same day value to the Payments Administrator,

(b)
to the Loan Note Sellers, shall be paid by the issue by the Buyer of Contingent Consideration Loan Notes to each of the Loan Note Sellers equal, in principal amount, to the relevant amount due to each of them pursuant to paragraph 2.3, in each case shall be made within 30 Business Days of the expiry of the time period set out in paragraph 2.2 without set off, deduction or withholding (except as required by law or by this Agreement).

2.5.
The Sellers agree between themselves that any payments to the Payments Administrator pursuant to paragraph 2.4 shall be apportioned, and the principal amount of any Contingent Consideration Loan Notes issued pursuant to paragraph 2.4 shall be calculated, by reference to the Sellers’ respective Proportion of Initial Consideration. The Buyer shall not be responsible for how any such payment to the Payments Administrator is allocated or applied by the Payments Administrator.

2.6.
A payment or issue of Contingent Consideration Loan Notes by the Buyer pursuant to paragraph 2.3 shall not discharge the Buyer of its obligation to pay any further Contingent Consideration (if any) above the amounts paid to the Sellers in accordance with paragraph 2.3 upon achievement of the relevant Milestone Events.

2.7.	The parties acknowledge that:

(a)
any provision in this Agreement that imposes a detriment on a party in breach, in particular as set out in paragraph 2.3 of this Part A of Schedule 5, represents a genuine pre-estimate of the loss expected to be suffered by the party not in breach, and:

(i)	protects the legitimate interests of the other parties in the enforcement of the obligation breached; and

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*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

(ii)	is not out of all proportion to those legitimate interests; and

(b)	they are of comparable bargaining power and each of them has been properly advised in relation to this Agreement.
Record Keeping and Reporting

2.8.
The Buyer agrees that during the period whilst further Contingent Consideration is payable in accordance with this Schedule 5 it shall, and shall procure that each other Buyer’s Group Undertaking shall:

(a)
prepare and maintain reasonably complete and accurate records regarding any Commercialisation or Development efforts which relate to any mAb[2] Product and all other data necessary for the calculation of the Contingent Consideration;

(b)
once per calendar year, on 31 January, and subject to reasonable procedures and agreements to preserve confidentiality, provide the Sellers’ Representative with a written report on material developments with respect to the Development and Commercialisation of any mAb[2] Product, together with such reasonable additional information regarding any such activities or events as the Sellers’ Representative may reasonably request from time to time (subject to any applicable third party confidentiality restrictions) which shall include copies of relevant documents as requested by the Sellers’ Representative; and

(c)
once per calendar year during the Relevant Period, within 30 days of the Sellers’ Representative’s written request, meet in person or by telephone with the Sellers’ Representative. At such meetings, the Buyer shall cause senior officers from the research, clinical development, and business operations of the Buyer and/or the Buyer’s Group Undertakings to attend, to present and to answer questions. Each of the Buyer and the Sellers’ Representative (on behalf of the Sellers) shall bear its own costs and expenses regarding such meetings.

2.9.
Upon receipt of a request from the Sellers’ Representative, the Buyer shall, and shall ensure each of Buyer’s Group Undertakings shall, permit an independent auditor designated by the Sellers’ Representative to inspect and audit the records and books of account maintained by it pursuant to paragraph 2.8 in order to confirm the accuracy and completeness of such records and books of account and the calculation of the Contingent Consideration. Any such audit shall (i) be for a reasonable duration during office hours on a Business Day; (ii) be upon notice of at least 30 days; and (iii) not be requested more than once during each financial year of the period during which any Contingent Consideration remains payable. The Sellers’ Representative (on behalf of the Sellers) shall pay the costs of each audit unless the audit reveals a variance of more than [***] between the amounts paid and the amounts

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*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

due, in which case the Buyer shall bear the cost of the audit, provided, however, that in the event the audit pertains to achievement of a Milestone Event relating to the Buyer’s Net Sales, the Sellers’ Representative (on behalf of the Sellers) shall pay the costs of each audit unless the audit reveals a variance of more than [***] between the Net Sales reported by Buyer and the Net Sales determined by the audit. If the audit reveals an underpayment by the Buyer, the Buyer shall transfer the amount by which it had underpaid by transfer of funds for same day value to the Payments Administrator for further distribution to the Sellers within 10 Business Days after the date on which such audit is completed.

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*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

Part B: Milestone Payment Amounts

Column 1: Milestone Event	Column 2: Maximum Milestone Payment (US$)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
TOTAL =	[***]
* The maximum Milestone Payment for this Milestone Event shall be increased by [***].

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*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

SCHEDULE 6
[***]
Part A: [***]

1.	CAPACITY AND AUTHORITY

1.1.
The Seller has the right, power and authority to execute, deliver and perform its obligations under this Agreement and any other Transactional Document to be executed by the Seller and, where the Seller is not an individual, all such obligations of the Seller have been duly and validly approved and authorized by all necessary action on the part of such Seller, and no other action on the part of such Seller is required in connection therewith.

1.2.
If such Seller is not an individual, it has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or constituted (to the extent that such concepts are recognised in such jurisdiction).

1.3.
The Seller’s obligations under this Agreement and any other Transactional Document to be executed by the Seller are, or when the relevant document is executed will be, enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles

1.4.	The execution and delivery of, and the performance by the Seller of its obligations under, this Agreement and any of the Transactional Documents will not:

(a)	if relevant, result in a breach of any provision of its articles of association or by-laws;

(b)
result in a breach of, or constitute a default under, any instrument to which the Seller is a party or by which the Seller is bound where such breach may prejudice the transactions contemplated by this Agreement or any of the Transaction Documents; or

(c)
result in a breach of any order, judgment or decree of any court or Authority to which the Seller is a party or by which the Seller is bound or submits where such breach may prejudice the transactions contemplated by this Agreement or any of the Transaction Documents.

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*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

2.	SHARES

2.1.
The Seller’s Relevant Shares constitute the whole of the Seller’s interest in the allotted and issued share capital of the Company and the Seller does not exercise voting power over any other outstanding shares or other equity interests of the Company.

2.2.	The Seller is entitled to sell and transfer or procure the transfer of the full legal and beneficial ownership of its Relevant Shares to the Buyer on the terms set out in this Agreement.

2.3.
The Shares registered in the name of the Seller and set out opposite his name at columns B and C (as applicable) of Schedule 1 have been properly allotted and issued and are fully paid and such Shares will be sold free of all Encumbrances and there is no agreement, arrangement or obligation to give or create any such Encumbrance. No person has claimed to be entitled to an Encumbrance in relation to any such Shares.

Part B: [***]

1.	SHARES

1.1.
At Completion, the Shares are registered in the name of the Sellers and set out opposite their names at columns B and C (as applicable) of Schedule 1 and constitute the entire issued share capital of the Company, have been properly allotted and issued and are fully paid or credited as fully paid.

1.2.
Other than this Agreement, the Transaction Documents, the Shareholders’ Agreement or as referred to or contemplated by this Agreement, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, transfer, redemption or repayment of, or the grant to a person by the Company of the right (conditional or not) to require the allotment, issue, transfer, redemption or repayment of, a share in the capital of the Company (including an option or right of pre emption or conversion).

1.3.	So far as the Warrantors are aware, no person has claimed to be entitled to an Encumbrance in relation to any Shares.

1.4.
Save for this Agreement, the Transaction Documents, the Company’s articles of association and the Shareholders’ Agreement, there are no contracts relating to voting, purchase, sale or transfer of any Shares (i) between or among the Company and any Shareholder, and (ii) so far as the Warrantors are aware, between or among any of the Shareholders.

2.	THE GROUP

2.1.	The Company does not have, and has not at any time had, any subsidiary undertakings.

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*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

2.2.	Other than as contemplated by this Agreement, the Company has no interest in, and has not agreed to acquire an interest in or merge or consolidate with, a corporate body or any other person.

2.3.	The information contained in Schedule 1 (The Sellers) and Schedule 2 (Information about the Company) is true and accurate.

SCHEDULE 7
[***]

1.	ORGANIZATION

1.1
The Company is a company duly incorporated and validly existing under the laws of England and Wales and has the right, power and authority to execute, deliver and perform its obligations under this Agreement and any other Transactional Document to be executed by it.

1.2
The Company’s obligations under this Agreement and any other Transactional Documents to be executed by the Company are, or when the relevant document is executed will be, enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles.

2.	ACCOUNTS

2.1	General

2.1.1	The Accounts have been prepared and audited on a proper and consistent basis in accordance with the law and applicable standards, principles and practices generally accepted in the United Kingdom.

2.1.2
The Accounts show a true and fair view of the state of affairs of the Company as at the Last Accounting Date and of the profit or loss of the Company for the financial year ended on the Last Accounting Date.

2.1.3	Save as disclosed in the Accounts, the Accounts have been prepared using the same accounting policies as those adopted and applied in preparing the accounts for the previous two years.

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*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

2.1.4
The Company does not have any liabilities of any nature other than (i) those set forth or adequately provided for in the Accounts, (ii) those incurred in the conduct of the Company’s business since the Last Accounting Date in the ordinary course, and which, individually or in the aggregate, are not material in nature or amount and do not result from any breach by the Company of any contract, warranty, infringement, tort or violation of law to which it is subject, and (iii) those incurred by the Company in connection with the execution of this Agreement. Except for liabilities reflected in the Accounts, the Company has no off balance sheet liability of any nature to, or any material financial interest in, any third party or entities, the purpose or effect of which is to defer, postpone, reduce or otherwise avoid or adjust the recording of expenses incurred by the Company. Without limiting the generality of the foregoing, the Company has never guaranteed any debt or other obligation of any other person.

2.2	Provision for Tax
The Accounts include provision or reserve (as appropriate) in accordance with the relevant accounting standards for Tax liable to be assessed on the Company or for which the Company is accountable in respect of profits earned, accrued or received on or before the Last Accounting Date, and in respect of any event occurring on or before the Last Accounting Date.

2.3	Accounting records
The Company’s accounting records are up-to-date in all material respects, are in its possession or under its control and are properly completed in accordance with the law and applicable standards, principles and practices generally accepted in the United Kingdom.

3.	CHANGES SINCE THE LAST ACCOUNTING DATE

3.1	Since the Last Accounting Date:

3.1.1	the Company’s business has in all material respects been operated in the usual way so as to maintain it as a going concern;

3.1.2
there has been no material adverse change in the financial or trading position of the Company or the properties, assets (including intangible assets), liabilities, business, prospects, capitalization, employees, operations or results of operations of the Company or any change that would reasonably be expected to materially impede or delay the Company’s ability to consummate the transactions contemplated by this Agreement, other than any event, circumstance or change resulting from changes in stock markets, interest rates, exchange rates, commodity prices or other general economic conditions or changes in conditions affecting the industry generally in which the Company operates;

3.1.3	the Company has not made or entered into any contract or letter of intent with respect to, or otherwise effected, any acquisition, sale, license, disposition or transfer of any

CONFIDENTIAL	69

asset that is material to the business of the Company, including without limitation, Intellectual Property other than IP Licenses Out;

3.1.4
there has not occurred any change in accounting methods or practices (including any change in depreciation or amortization policies or rates or revenue recognition policies or establishment of reserves) by the Company or any revaluation by the Company of any of its assets;

3.1.5
there has not occurred any declaration, setting aside, or payment of a dividend or other distribution with respect to any securities of the Company, or any redemption, purchase or other acquisition by the Company of any of its securities, or any change in any rights, preferences, privileges or restrictions of any of its outstanding securities;

3.1.6
the Company has not entered into, amended, renewed or terminated any Material Contract (as hereinafter defined), and there has not occurred any material default or breach under any Material Contract to which the Company is a party or by which it is, or any of its assets and properties are, bound;

3.1.7
the Company has not incurred, created or assumed any Encumbrance on any of its assets or properties, any material indebtedness, or any liability as guarantor or surety with respect to the obligations of any other person; and

3.1.8
the Company has not paid or discharged any Encumbrance or liability which was not shown on the Accounts or incurred in the ordinary course of business consistent with past practice since the Last Accounting Date.

4.	TAX

4.1	The Company has, within the last three years, where legally obliged to do so:

4.1.1	duly and punctually paid all Tax which it has become liable to pay, whether or not shown or required to be shown on any Tax return;

4.1.2
duly deducted, withheld or collected for payment (as appropriate) all Tax due to have been deducted, withheld or collected for payment and has accounted for or paid all such Tax to the relevant Tax Authority (to the extent due); and

4.1.3	not been liable to pay any material interest, penalty or surcharge in respect of any unpaid Tax.

4.2
All returns, computations, information, accounts and notices which are or have been required by law to be made or given by the Company within the last three years for any Tax purposes have been made or given in the required form and have been properly submitted by the Company and are complete and accurate in all material respects.

4.3	The Company has, in the last three years, in all material respects, complied at all times with all statutory requirements, regulations, notices, orders, directions and conditions relating to

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all relevant Taxes, including the terms of any agreement made with HMRC or any other relevant Tax Authority.

4.4
The Company is not, nor has it at any time within the last three years, been involved in any dispute with or non-routine investigation, audit or discovery by any Tax Authority and, so far as the Warrantors are aware, no such dispute, investigation, audit or discovery is planned.

4.5	There are no liens or encumbrances against any of the Company’s assets, arising in connection with a failure to pay any Tax.

4.6
In the last three years, each related party transaction involving the Company is and has been at arm's-length in all material respects and determined in compliance in all material respects with applicable transfer pricing rules and regulations.

4.7	The Company does not have any outstanding waivers or extension of the statute of limitations for assessment of any Tax.

4.8
The Company is not a party to, or bound by, any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement with respect to Taxes (other than any agreement entered into in the ordinary course of business and not primarily related to Taxes) and other than this Agreement, the Spin-Out License, and the License Agreement and any other agreement contemplated by any such agreements. The Company is not liable for Taxes of any other Person (i) under any applicable Law, (ii) as a transferee of any assets or successor to any liabilities, or (iii) by Contract, indemnity or otherwise, including by reason of the transactions contemplated by the Gamma IP License.

4.9
In the last three years, no written claim has been made by any Tax Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Taxation by that jurisdiction.

4.10
The Company will not, after the Completion Date, be liable under any applicable Law, by Contract, indemnity or otherwise as a transferee of any assets or successor to any liabilities, for any Taxes of F-star, F-star GmbH, or any of their Affiliates as a result of (i) the Company’s entry into, and transactions contemplated by, the Gamma IP License, the License Agreement and the Services Agreement and/or (ii) the transactions contemplated by the Option Agreement and this Agreement other than VAT as provided for in any agreement.

5.	ASSETS

5.1	Title and condition

5.1.1	Each asset included in the Accounts or acquired by the Company since the Last Accounting Date is:

(a)	legally and beneficially owned solely by the Company;

(b)	where capable of possession, in the possession or under the control of the Company.

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5.1.2	Company owns or has the right to use each asset used in and necessary for the effective operation of its business.

6.	INTELLECTUAL PROPERTY
The Company owns, or has rights to use, all Intellectual Property materially necessary for the Company to operate its business.

6.1	Registered Owned IP

6.1.1	The Disclosure Letter sets out details of all material registered Intellectual Property owned by the Company (“Registered Owned IP”). The Company solely owns the Registered Owned IP.

6.1.2
To the best of the knowledge, information and belief of the Warrantors, (i) there are no issued patents or registered trademarks within the Registered Owned IP that are invalid or unenforceable and (ii) there are no patent applications included within the Registered Owned IP that have not been duly filed and diligently prosecuted.

6.1.3
The Company has received an assignment of rights from each inventor listed in the patents and patent applications included in the Disclosure Letter save in the case of those inventors which are employees of the Company and whose inventions vest in the Company by virtue of their employment relationship. The Company is the sole legal and beneficial owner of each of the patents and patent applications.

6.1.4	All issuance, renewal and maintenance fees due up to and including the date of this Agreement in respect of each of the Registered Owned IP have been paid in full and on time.

6.2	No infringement by Company of third party Intellectual Property

6.2.1
To the best of the knowledge, information and belief of the Warrantors, the activities of the Company, and the practice of the inventions claimed under the Registered Owned IP, do not nor have they in the year prior to the date of this Agreement infringed, misappropriated, misused, violated or otherwise made use without authorisation of any third party Intellectual Property nor has any person threatened to the Company in writing to issue such a notice.

6.2.2
To the best of the knowledge, information and belief of the Warrantors, the Company has not issued any opposition, invalidation, revocation or cancellation proceeding or any other proceeding or counterclaim (including any litigation, arbitration or proceeding pursuant to any other dispute resolution mechanism) concerning the validity, enforceability or title to any Intellectual Property of any third party.

6.3	IP Licenses In and IP Licenses Out

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6.3.1	Copies of all material licenses of Intellectual Property granted by the Company (“IP Licenses Out”) and granted to the Company (“IP Licenses In”) are included in the Disclosure Bundle.

6.3.2
To the best of the knowledge, information and belief of the Warrantors, no IP License In or IP License Out is currently being, or has at any time been, breached in a material way by the Company or to the best of the Warrantors’ knowledge, information and belief, by any other party thereto. So far as the Warrantors are aware, the rights granted under the IP Licenses In and IP Licenses Out will not be adversely affected by the transactions contemplated by this Agreement.

6.3.3
To the best of the knowledge, information and belief of the Warrantors, all fees, royalties or other amounts due to be paid by or to the Company in respect of any IP License In or IP License Out have been paid in a timely manner and no such payments have been outstanding for more than 60 days.

6.4	Company Confidential Information

6.4.1
To the best of the knowledge, information and belief of the Warrantors, all Company Confidential Information held by the Company is accurately and properly documented to enable the Buyer to acquire and retain its full benefit and is subject to appropriate storage and security measures to preserve the confidentiality and secrecy of such Company Confidential Information.

6.4.2
To the best of the knowledge, information and belief of the Warrantors, the Company has not disclosed any Company Confidential Information to any person other than (i) its employees and advisors who are bound by obligations of confidence (howsoever arising); (ii) in circumstances where such disclosures have been made in the ordinary course of business; and (iii) pursuant to the IP Licenses Out and the IP Licenses In.

7.	INSURANCE

7.1	Policies
The Disclosure Letter sets out a list of insurance policies maintained by or on behalf of the Company (together the “Policies”);

7.2	Status of the Policies
Each of the Policies is valid and enforceable and the Warrantors are not aware of any circumstances that would render any of them void or voidable.

7.3	Premiums
All premiums which are due under the Policies have been paid.

8.	MATERIAL CONTRACTS

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8.1	Validity of Material Contract

8.1.1	Save for the Transaction Documents. the Company is not a party to or bound by any of the following contracts (each a “Material Contract”):

(a)
any contract limiting the freedom of the Company to engage or participate, or compete with any other person, in any line of business, market or geographic area, or to make use of any Intellectual Property, or any contract granting exclusive rights, rights of refusal, rights of first negotiation or similar rights and/or terms to any person, or any contract otherwise limiting the right of the Company to sell, distribute or manufacture any products or services or to purchase or otherwise obtain any products or services;

(b)
any licenses, sublicenses and other contracts pursuant to which any person is granted any rights to Intellectual Property of the Company or pursuant to which the Company has agreed to any restriction on the right of the Company to use or enforce any Intellectual Property owned by the Company or pursuant to which the Company agrees to encumber, transfer or sell rights in or with respect to any Intellectual Property owned by the Company; or

(c)
any other contract or obligation that individually had or has a value or payment obligation in excess of US$50,000 over the life of the contract or is otherwise material to the Company or its businesses, operations, financial condition, properties or assets.

8.1.2
Each of the Material Contracts is in full force and effect, subject only to the effect, if any, of applicable bankruptcy and other similar laws affecting the rights of creditors generally and rules of law governing specific performance, injunctive relief and other equitable remedies.

8.1.3	No party to a Material Contract has given notice of its intention to terminate to the Company, or has sought to repudiate or disclaim, the Material Contract.

8.1.4	Neither the Company nor, so far as the Warrantors are aware, any party with whom the Company has entered into a Material Contract is in material breach of the Material Contract.

8.1.5
So far as the Warrantors are aware, no circumstances exist which would give rise to any breach of any Material Contract or to any such Material Contract being terminated or varied without the Company’s consent (other than termination without cause upon notice in accordance with the terms of the agreement).

9.	EFFECT OF SALE
Neither the execution nor the performance of this Agreement or any document to be executed at or before the Completion Date will result in the Company losing the benefit of any material asset, grant, subsidy, right or privilege which it enjoys at the date of this Agreement.

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10.	LIABILITIES

10.1	Indebtedness
The Company does not have outstanding and has not agreed to create or incur loan capital, borrowings, indebtedness in the nature of borrowings other than the trade debt incurred in the ordinary and usual course of trading.

10.2	Guarantees and indemnities
The Company is not a party to and is not liable under a guarantee, indemnity or other agreement to secure or incur a financial or other obligation with respect to another person’s obligation.

10.3	Grants

10.3.1	The Company is not liable to repay an investment or other grant or subsidy made to it by a body (including the Department for Business, Innovation and Skills or its predecessor).

10.3.2
No fact or circumstance (including the execution and performance of this Agreement) exists which might entitle a body to require repayment of, or refuse an application by the Company for, the whole or part of a grant or subsidy.

11.	RESTRICTIONS ON BUSINESS ACTIVITIES
Other than the Transaction Documents, there is no contract, judgment, injunction, order or decree binding upon the Company as of the date of this Agreement which has or would reasonably be expected to have, whether before or after Completion, the effect of prohibiting, restricting or impairing any current or presently proposed business practice of the Company, any acquisition of property by the Company or the conduct or operation of the Company’s business or limiting the freedom of the Company to engage in any line of business, to sell, license or otherwise distribute services or products in any market or geographic area, or to compete with any person.

12.	SERVICE PROVIDERS

12.1	The Company has never employed or engaged any employees, consultants, advisory board members, or independent contractors. The Company has never maintained or offered any:

12.1.1	employee benefit plans;

12.1.2	loan to any independent contractor or consultant;

12.1.3
stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit, dependent care, life insurance or accident insurance plans, programs or arrangements;

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12.1.4	bonus, pension, profit sharing, savings, severance, retirement, deferred compensation or incentive plans, programs or arrangements;

12.1.5	other fringe or employee benefit plans, programs or arrangements; or

12.1.6	employment or executive compensation or severance agreements, written or otherwise.

12.2
None of the execution and delivery of this Agreement, the Completion or any other transaction contemplated hereby or any termination of employment or service or any other event in connection therewith or subsequent thereto will, individually or together or with the occurrence of some other event:

12.2.1	result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any person;

12.2.2	increase or otherwise enhance any benefits otherwise payable by the Company;

12.2.3	result in the acceleration of the time of payment or vesting of any such benefits;

12.2.4	obligate the payment of compensation to any person; or

12.2.5	result in the forgiveness in whole or in part of any outstanding loans made by the Company to any person.

13.	INTERESTED PARTY TRANSACTIONS
None of the officers and directors of the Company and, as far as the Warrantors are aware, none of the employees of the Company or Shareholders, nor, so far as the Warrantors are aware, any immediate family member of an officer, director, employee or Shareholder, has any direct or indirect ownership, participation, or other interest in, or is an officer, director, employee of or consultant or contractor for any firm, partnership, entity or corporation that competes with, or does business with, or has any contractual arrangement with, the Company (except with respect to (i) F-star or F-star GmbH or (ii) any interest in less than five per cent (5%) of the issued share capital of any Company whose shares are publicly traded). None of said officers, directors or Shareholders or, so far as the Warrantors are aware, any employees or member of their immediate families of the foregoing, is a party to or otherwise directly interested in, any contract to which the Company is a party or by which the Company or any of its assets or properties may be bound or affected in a material manner. As far as the Warrantors are aware, none of said officers, directors, employees or Shareholders has any material interest in any property, real or personal, tangible or intangible (including any Intellectual Property) that is directly related to the business of the Company.

14.	COMPLIANCE WITH OPTION AGREEMENT
At all times since the Effective Date (as defined in the Option Agreement) the Company has complied in all material respects with its covenants set forth in the Option Agreement.

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15.	INSOLVENCY, WINDING UP ETC.

15.1	Winding up
No order has been made, petition presented or resolution passed for the winding up of the Company or for the appointment of a liquidator or provisional liquidator to the Company.

15.2	Administration
No administrator has been appointed in relation to the Company. So far as the Warrantors are aware, no notice has been given or filed with the court of an intention to appoint an administrator. No petition or application has been presented or order made for the appointment of an administrator in respect of the Company.

15.3	Receivership
No receiver or administrative receiver has been appointed, nor any notice given of the appointment of any such person, over the whole or part of the Company’s business or assets.

15.4	Moratorium
No moratorium has been sought or has been granted under section 1A of the Insolvency Act 1986 in respect of the Company.

15.5	Voluntary arrangements
No voluntary arrangement has been proposed under section 1 of the Insolvency Act 1986 in respect of the Company.

15.6	Scheme of arrangement
No compromise or arrangement has been proposed, agreed to or sanctioned under Part 26 (Arrangements and Reconstructions) of the Act in respect of the Company, nor has any application been made to, or filed with, the court for permission to convene a meeting to vote on a proposal for any such compromise or arrangement.

15.7	Informal arrangements with creditors
The Company has not proposed or agreed to a composition, compromise, assignment or arrangement with any of its creditors.

15.8	Inability to pay debts
The Company is not unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986. There are no unsatisfied written demands that have been served on the Company pursuant to section 123(1)(a) of the Insolvency Act 1986. There is no unsatisfied judgment or court order outstanding against the Company.

15.9	Payment of debts

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The Company has not stopped payment of, nor is it unable to pay, its debts as they fall due, nor has the Company commenced negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness.

15.10	Distress
No distress, execution, attachment, sequestration or other process has been levied on an asset of the Company which remains undischarged.

15.11	Striking out
No action is being taken by the Registrar of Companies to strike the Company off the register under section 1000 of the Act.

15.12	Analogous proceedings
The Company is not, in any jurisdiction, subject to or threatened by any other procedures or steps which are analogous to those set out above.

16.	COMPETITION
So far as the Warrantors are aware, the Company has not failed to comply with or infringed the competition laws or regulations of any jurisdiction or been investigated for alleged non-compliance or infringement or given any undertaking in connection therewith.

17.	LITIGATION AND COMPLIANCE WITH LAW
Nothing in this Warranty concerns any matters concerned with any Intellectual Property.
For the purposes of this paragraph 12:
“Agent” means, with respect to an entity, any director, officer, employee or other representative of such entity; any person for whose acts such entity may be vicariously liable; and any other person that acts for or on behalf of, or provides services for or on behalf of, such entity, in each case, whilst acting in his capacity as such;

17.1	Litigation

17.1.1
Neither the Company nor, so far as the Warrantors are aware, a person for whose acts or defaults the Company may be vicariously liable is involved, or has been involved, in a civil, criminal, arbitration, administrative or other proceeding. The Company has not received written notice that any civil, criminal, arbitration, administrative or other proceeding is pending or threatened by or against the Company or the assets or properties of the Company, or any of the directors, officers or employees of the Company (in their capacities as such or relating to their employment, services or relationship with the Company) or, so far as the Warrantors are aware, a person for whose acts or defaults the Company may be vicariously liable. So far as the Warrantors are aware, there is no reasonable basis for any action,

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suit, proceeding, claim, mediation, arbitration or investigation against the Company or the assets or properties of the Company, or any of the directors, officers or employees of the Company (in their capacities as such or relating to their employment, services or relationship with the Company) or a person for whose acts or defaults the Company may be vicariously liable.

17.1.2
There is no outstanding judgment, order, decree, arbitral award or decision of a court, tribunal, arbitrator or governmental agency against the Company, any of its assets or properties, or a person for whose acts or defaults the Company may be vicariously liable.

17.1.3
So far as the Warrantors are aware, there is no reasonable basis for any Person to asset a claim against the Company based upon the Company entering into this Agreement or any of the Transaction Documents.

17.2	Compliance with law

17.2.1	The Company has conducted its business and dealt with its assets in all material respects in accordance with applicable legal and administrative requirements.

17.2.2
The Company has obtained each governmental consent, license, permit, grant, or other authorization of a governmental entity that is required for the operation of the Company’s business or the holding of its assets or properties (all of the foregoing consents, licenses, permits, grants, and other authorizations, collectively, the “Company Authorizations”) and all of the Company Authorizations are in full force and effect. The Company has not received any notice or other communication from any governmental entity regarding (i) any actual or possible violation of law or of any Company Authorization or any failure to comply with any term or requirement of any Company Authorization or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Company Authorization. None of the Company Authorizations will be terminated or impaired, or will become terminable, in whole or in part, as a result of the consummation of the transactions contemplated by this Agreement.

17.3	Investigations
There is not and has not been any governmental or other investigation, enquiry or disciplinary proceeding concerning the Company that the Company has been notified of and, so far as the Warrantors are aware, none is pending or threatened.

17.4	Making unlawful payments
Neither the Company nor, so far as the Warrantors are aware, any of its Agents has paid, offered, promised, given or authorised the payment of money or anything of value directly or indirectly to any person:

17.4.1	intending to induce a person to improperly perform a function or activity or to reward a person for any such performance; or

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17.4.2	while knowing or believing that the acceptance by that person would constitute the improper performance of a function or activity.

17.5	Receiving unlawful payments
Neither the Company nor so far as the Warrantors are aware, have any of its Agents has directly or indirectly requested, agreed to receive or accepted money or anything of value:

17.5.1	as a reward for the improper performance of a function or activity by any person;

17.5.2	in circumstances which amount to an improper performance of a function or activity; or

17.5.3	intending that as a consequence of any such request, agreement to receive or acceptance a function or activity will be performed improperly.

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SCHEDULE 8
Limitations on Sellers’ Liability

1.	LIMITATION ON QUANTUM

1.1.
No Warrantor shall be liable in respect of [***] unless and until the amount that would otherwise be recoverable from the Warrantors (in aggregate) in respect of [***], when aggregated with any other amounts recoverable in respect of [***] exceeds [***] (the “Threshold”), in which case the Warrantors shall be liable [***].

1.2.	The total aggregate liability of the Warrantors in respect of [***] shall be limited in accordance with clause 6.3.

1.3.
The liability in respect of each Seller in respect of [***] shall be limited to a maximum amount equal to [***] of the aggregate of the Total Consideration paid to such Seller, except for [***] with respect to [***] set forth in [***], which shall be limited to a maximum amount of [***]. The liability in respect of each Seller in respect of [***] shall be limited to a maximum amount equal to [***], except in the case of [***], which shall be limited to a maximum amount of [***].

1.4.
The liability of each Seller, in respect of [***] made against such Seller, and the liability of each Warrantor for [***] made against such Warrantor, shall be limited to a maximum amount equal to [***].

1.5.	Subject to paragraph 4 of this Schedule 8, the aggregate liability of any Seller for all claims under this Agreement shall be limited to a maximum amount equal to [***].

2.	TIME LIMITATIONS

2.1.
No Seller, in respect of [***], or Warrantor, in respect of [***], shall be liable for such Claim (as the case may be) unless the Buyer has given the Sellers’ Representative and each Warrantor notice of such Claim (as the case may be), which notice shall state in reasonable detail the nature of the Claim, the grounds on which it is based (including which Warranty has or Warranties have been breached) and a good faith estimate of the amount claimed and must be notified to the Sellers’ Representative or Warrantor (as the case may be):

(a)	on or before the date that is [***] after the Completion Date in respect of [***];

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*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

(b)	on or before [***] in respect of [***]; or

(c)	on or before [***] in respect of [***].

2.2.
No Seller shall be liable for [***] or Warrantor shall be liable for [***] unless proceedings in respect of such Claim (as the case may be) are issued and served on the Sellers’ Representative within a period of [***] starting on the day of the Buyer’s notification of such Claim pursuant to Section 2.1 above and provided that such Claim has not otherwise been satisfied, settled or withdrawn.

3.	RECOURSE FOR [***]
In the event that any Seller is liable to the Buyer in respect of [***] following the earlier of (i) exhaustion of the money standing to the credit of the Escrow Account and (ii) the Release Date, the Buyer’s [***] recourse for such liability shall be [***].

4.	NO LIMITATION FOR FRAUD ETC.
Nothing in this Schedule 8 shall have the effect of limiting or restricting any liability of any Seller or Warrantor in respect of a Claim arising as a result of any fraud, wilful misconduct or wilful concealment by or on behalf of that Seller or Warrantor.

5.	RECOVERY ONLY ONCE
The Buyer is not entitled to recover more than once in respect of any one matter giving rise to a loss or liability under this Agreement.

6.	THIRD PARTY RECOVERY

6.1.
If the Sellers pay to a Buyer’s Group Undertaking an amount in respect of a Claim and a Buyer’s Group Undertaking subsequently recovers from another person an amount which is referable to the matter giving rise to the Claim:

(a)	if the amount paid by the Sellers in respect of the Claim is more than the Sum Recovered, the Buyer shall promptly pay to the Sellers the Sum Recovered; and

(b)	if the amount paid by the Sellers in respect of the Claim is less than or equal to the Sum Recovered, the Buyer shall promptly pay to the Sellers an amount equal to the amount paid by the Sellers.

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*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

For the purposes of paragraph 6.1 of this Schedule 8, “Sum Recovered” means an amount equal to the total of the amount recovered from the other person plus any interest in respect of the amount recovered from that person less all reasonable costs incurred by a Buyer’s Group Undertaking in recovering the amount from the person.

6.2.
If the Buyer or a Buyer’s Group Undertaking becomes aware that matters have arisen which will or could reasonably be expected to give rise to a Claim, the Buyer will (or will procure that the relevant Buyer’s Group Undertaking will) where practicable (and provided such information is not subject to confidentiality or is not privileged) disclose in writing to the Sellers’ Representative such information and documents relating to the Claim as the Sellers’ Representative may reasonably request (at the sole cost of the Sellers) and will consult with those Sellers to the extent practicable and have regard to their reasonable representations in respect of the resolution of the Claim.

7.	ACCOUNTS
The Sellers shall have no liability in respect of any Claim if and to the extent that any allowance, provision or reserve was made or otherwise reflected in the Accounts or the Completion Accounts in respect of the matter or circumstances giving rise to the Claim.

8.	TAX

8.1.	The Sellers shall not be liable in respect of [***] to the extent that:

(a)	it has been discharged or made good without cost or loss to the Buyer; or

(b)	it arises or is increased as a result of any increase in the rates of Tax announced after the date of this Agreement; or

(c)
it arises or is increased by virtue of the failure or omission by the Company or the Buyer to make any claim, election, surrender or disclaimer or give any notice or consent or do any other thing after Completion (otherwise than at the written request of the Sellers), the making, giving or doing of which was taken into account or assumed in computing any provision or reserve for Tax in the Completion Accounts; or

(d)
any Relief (other than a Relief which has been reflected or shown as an asset in the Completion Accounts, or has been taken into account in calculating any provisions for Tax in the Completion Accounts) is available to reduce or eliminate such Tax liability.

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*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

9.	CHANGE IN LAW
The Sellers shall not be liable in respect of any Claim to the extent that it arises, or its value is increased, as a result of a change in any law, legislation, rule or regulation (including any new law, legislation, rule or regulation) that comes into force or otherwise takes effect after the date of this Agreement.

10.	VOLUNTARY ACTS

10.1.
The Sellers shall not be liable in respect of any Claim to the extent that the matter or circumstance giving rise to such Claim arises, occurs or is otherwise attributable to, or the Sellers’ liability pursuant to such Claim is increased as a result of:

[***].

10.2.	The Sellers shall not be liable in respect of any Claim to the extent that [***].

11.	SET OFF

11.1.
Subject to the procedures set forth in paragraph 11.2 below, the Buyer shall be entitled to deduct from the Contingent Consideration payable to a Seller or Sellers when it becomes due and payable in accordance with the provisions of Schedule 5 (Contingent Consideration), an amount equal to any Claim which may exist at the date upon which the Contingent Consideration falls due to be paid by the Buyer; provided, however, that in respect of [***], the Buyer may only deduct or withhold from the Contingent Consideration payable to the Sellers the proportion of the Contingent Consideration (as notified by the Sellers’ Representative pursuant to clause 3.5 of the Agreement) that is due or becomes due to [***].

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*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

11.2.
If in connection with a payment of Contingent Consideration that has become due and payable in accordance with the provisions of Schedule 5 (Contingent Consideration), the Buyer in good faith believes that a Claim exists and the Buyer intends to make a deduction to such Contingent Consideration as permitted under paragraph 11.1 above, the Buyer shall, within three (3) Business Days following such payment becoming due and payable, deliver to the Sellers’ Representative and each Warrantor a notice in writing (a “Set Off Notice”) of such Claim, which Set Off Notice shall state in reasonable detail the nature of the Claim, the grounds on which it is based (including which Warranty has or Warranties have been breached) and a good faith estimate of the amount claimed (the “Set Off Claim”). If the Sellers’ Representative wishes to dispute the Set Off Claim on behalf of the Sellers or any Seller, it may, within twenty (20) Business Days of receipt of the Set Off Notice, indicate the same by written notice to the Buyer (the “Set Off Dispute Notice”) which also shall state in reasonable the basis for the Sellers’ Representative’s dispute and the grounds on which it is based, in which case, either the Buyer or the Sellers’ Representative may then elect to initiate an alternative dispute resolution proceeding pursuant to the procedures set forth in clause 23.3 for purposes of having the Set Off Claim settled (a “Set Off ADR”)

11.3.
Promptly following timely receipt of the Set Off Dispute Notice, the Buyer shall deposit the applicable Contingent Consideration into escrow with SunTrust Bank or another escrow agent mutually acceptable to the Buyer and the Sellers’ Representative. The applicable Contingent Consideration shall be released from escrow and paid in accordance with the decision of the arbitrators in such Set Off ADR.

11.4.	For the avoidance of doubt, the set-off right set out in this paragraph 11 shall not apply to [***].

12.	[***]
[***].

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*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

13.	CONDUCT OF THIRD PARTY CLAIMS

13.1.
The provisions of this paragraph 13 shall apply in the event that any third party brings or makes (or threatens to bring or make) any claim, demand, action or proceedings against any of the Buyer or a Buyer’s Group Undertaking which may reasonably be considered likely to give rise to a Claim (a “Third Party Claim”).

13.2.	In the event of a Third Party Claim, the Buyer shall:

(a)	as soon as reasonably practicable [***] give written notice of the Third Party Claim to the Sellers’ Representative, specifying in reasonable detail the nature of the Third Party Claim;

(b)	permit the Sellers’ Representative to participate in the defence of (but not conduct or control) such Third Party Claim at the expense of the Sellers’ Representative;

(c)	keep the Sellers reasonably informed (through the Sellers’ Representative) of the progress of, and all material developments in relation to, the Third Party Claim;

(d)	provide the Sellers’ Representative with copies of all material information and correspondence relating to the Third Party Claim; and

(e)
give (and cause each relevant Buyer’s Group Undertaking to give) the Sellers’ Representative and/or its professional advisers access at reasonable times (and on reasonable prior notice) to its premises and personnel, and to any relevant assets, accounts, documents or records within its control, for the purposes of enabling the Sellers to assess the Third Party Claim and to exercise their rights under this paragraph 13.2.

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*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

13.3.
The Buyer shall have the right in its sole discretion to conduct the defence of and to settle or resolve such Third-Party Claim. However, without the prior written consent of the Sellers’ Representative, which consent will not be unreasonably withheld, delayed or conditioned [***]. In the event that the Sellers’ Representative has consented in writing [***], neither the Sellers’ Representative nor any Seller shall have any power or authority to object [***].

13.4.
The Sellers shall indemnify the Buyer in respect of all costs, charges and expenses that are reasonably and properly incurred by the Buyer (or any other member of the Buyer’s Group) in connection with the defence of a Third Party Claim.

14.	PROVISION OF INFORMATION
If, at any time after the date of this Agreement, a Seller wants to insure against its liabilities in respect of a Claim, the Buyer shall provide such information and assistance as a prospective insurer may reasonably require before effecting the insurance.

15.	PRESERVATION OF INFORMATION
The Buyer shall, and shall ensure that each Buyer Group Company will, use reasonable endeavours to preserve all documents, records, correspondence, accounts and other information whatsoever relevant to a matter which may give rise to a Claim.

16.	RELEASING SELLER FROM LIABILITY
The Buyer may release or compromise in whole or in part the liability of any of the Sellers under this Agreement or grant any time or indulgence to that Seller without affecting the liability of any other Seller.

17.	CONTINGENT LIABILITIES
If any potential Claim arises as a result of a contingent or unquantifiable liability of any Buyer’s Group Undertaking, each Seller will not be obliged to pay any sum in respect of the potential Claim until the liability either ceases to be contingent or becomes quantifiable; provided, however, that this paragraph 17 shall not restrict the Buyer from setting off and deducting the Buyer’s reasonable estimate of any such potential Claim from Contingent Consideration, as permitted by paragraph 11.

CONFIDENTIAL	87
*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

EXECUTED and DELIVERED as a DEED by DENALI THERAPEUTICS INC. acting by an authorised officer	) ) )	…/s/ Steve Krognes…………………………
In the presence of:

Signature of Witness:		…………………………………………….

Name of Witness:		…………………………………………….

Address of Witness:		…………………………………………….
…………………………………………….

Occupation of Witness:		…………………………………………….

CONFIDENTIAL	88

EXECUTED and DELIVERED as a DEED by SHAREHOLDER REPRESENTATIVE SERVICES LLC. acting by an authorised officer	) ) )	…/s/ [***]…………………………………
In the presence of:
Signature of Witness:		…………………………………………….

Name of Witness:		…………………………………………….

Address of Witness:		…………………………………………….
…………………………………………….

Occupation of Witness:		…………………………………………….

CONFIDENTIAL	89
*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

EXECUTED and DELIVERED as a DEED by [***]
an authorised signatory of
ATLAS VENTURE ASSOCIATES VII, INC. acting in its capacity as general partner of ATLAS VENTURE ASSOCIATES VII, L.P. acting in its capacity as general partner of ATLAS VENTURE FUND VII, L.P.

In the presence of:
…/s/ [***]……………………………………
Signature of Witness:	………………………………………………….
Name of Witness:	………………………………………………….
Address of Witness:	…………………………………………………. …………………………………………………. …………………………………………………
Occupation of Witness:	………………………………………………….

CONFIDENTIAL	90
*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

EXECUTED and DELIVERED as a DEED by [***] an authorised signatory of AESCAP VENTURE MANAGEMENT B.V. acting as manager of COÖPERATIVE AESCAP VENTURE I U.A. In the presence of:	…/s/ [***]……………………………………
Signature of Witness:	………………………………………………….
Name of Witness:	………………………………………………….
Address of Witness:	…………………………………………………. …………………………………………………. …………………………………………………
Occupation of Witness:	………………………………………………….

CONFIDENTIAL	91
*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

EXECUTED and DELIVERED as a DEED by TVM LIFE SCIENCE VENTURES VI GMBH & CO. KG acting by ________________________, authorised signatory In the Presence of:	…/s/ [***]……………………………………
Signature of Witness:	………………………………………………….
Name of Witness:	………………………………………………….
Address of Witness:	…………………………………………………. …………………………………………………. …………………………………………………
Occupation of Witness:	………………………………………………….

CONFIDENTIAL	92
*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

EXECUTED and DELIVERED as a DEED by ______________________, authorised signatory of TVM LIFE SCIENCE VENTURES VI CAYMAN LIMITED acting as a general partner of
TVM LIFE SCIENCE VENTURES VI LIMITED PARTNERSHIP

In the Presence of:
…/s/ [***]……………………………………
Signature of Witness:	………………………………………………….
Name of Witness:	………………………………………………….
Address of Witness:	…………………………………………………. …………………………………………………. …………………………………………………
Occupation of Witness:	………………………………………………….

CONFIDENTIAL	93
*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

EXECUTED and DELIVERED as a DEED by MP HEALTHCARE VENTURE MANAGEMENT, INC. acting by _______________________, an authorised signatory In the Presence of:	…/s/ [***]…………………………………
Signature of Witness:	…………………………………………….
Name of Witness:	…………………………………………….
Address of Witness:	……………………………………………. ……………………………………………. …………………………………………….
Occupation of Witness:	…………………………………………….

CONFIDENTIAL	94
*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

EXECUTED and DELIVERED as a DEED by MERCK VENTURES B.V. acting by _______________________, an authorised signatory In the Presence of:	…/s/ [***]……………………………………
Signature of Witness:	………………………………………………….
Name of Witness:	………………………………………………….
Address of Witness:	…………………………………………………. …………………………………………………. …………………………………………………
Occupation of Witness:	………………………………………………….

CONFIDENTIAL	95
*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

EXECUTED and DELIVERED as a DEED by S.R. ONE, LIMITED acting by [***], a duly authorised officer In the Presence of:	…/s/ [***]……………………………………
Signature of Witness:	………………………………………………….
Name of Witness:	………………………………………………….
Address of Witness:	…………………………………………………. …………………………………………………. …………………………………………………
Occupation of Witness:	………………………………………………….

CONFIDENTIAL	96
*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.

EXECUTED and DELIVERED as a DEED by [***] In the Presence of:	…/s/ [***]……………………………………
Signature of Witness:	………………………………………………….
Name of Witness:	………………………………………………….
Address of Witness:	…………………………………………………. …………………………………………………. ………………………………………………….
Occupation of Witness:	………………………………………………….

CONFIDENTIAL	97
*** Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. [***] indicates that text has been omitted and is the subject of a confidential treatment request.